                                                                    EXHIBIT 10.2




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                             EXPORT CREDIT AGREEMENT

                         dated as of September 11, 2002

                                      among

                      ADVANCED LIGHTING TECHNOLOGIES, INC.,
                                as U.S. Borrower,

                                       and

                         VARIOUS FINANCIAL INSTITUTIONS,
                                    as Banks,

                                       and

                         PNC BANK, NATIONAL ASSOCIATION,
                                    as Agent



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
                                TABLE OF CONTENTS
                                                                       PAGE


ARTICLE I.     DEFINITIONS.............................................  1


ARTICLE II.    AMOUNT AND TERMS OF CREDIT ............................. 15

   Section 2.1.    AMOUNT AND NATURE OF CREDIT ........................ 15

   Section 2.2.    CONDITIONS TO EXIM LOANS ........................... 16

   Section 2.3.    PAYMENT ON NOTES, ETC .............................. 17

   Section 2.4.    PREPAYMENT ......................................... 18

   Section 2.5.    FACILITY AND OTHER FEES ............................ 19

   Section 2.6.    REDUCTION OF EXIM COMMITMENT ....................... 19

   Section 2.7.    COMPUTATION OF INTEREST AND FEES: DEFAULT
                   RATE ............................................... 19
   Section 2.8.    MANDATORY PAYMENT .................................. 20


ARTICLE III.   ADDITIONAL PROVISIONS RELATING TO EXIM
               LOANS; INCREASED CAPITAL; TAXES ........................ 20

   Section 3.1.    TAX LAW, ETC ....................................... 20

   Section 3.2.    INDEMNITY; FUNDING: CAPITAL ADEQUACY ............... 21


ARTICLE IV.    CONDITIONS PRECEDENT ................................... 21

   Section 4.1.    NOTE ............................................... 21

   Section 4.2.    GUARANTIES OF PAYMENT .............................. 21

   Section 4.3.    SECURITY AGREEMENTS ................................ 21

   Section 4.4.    COLLATERAL ASSIGNMENT AND SECURITY
                   AGREEMENTS ......................................... 22

   Section 4.5.    PLEDGE AGREEMENTS .................................. 22

   Section 4.6.    OFFICER'S CERTIFICATE, RESOLUTIONS,
                   ORGANIZATIONAL DOCUMENTS ........................... 22

   Section 4.7.    LEGAL OPINIONS ..................................... 22

   Section 4.8.    GOOD STANDING CERTIFICATES ......................... 22

   Section 4.9.    FINANCING STATEMENTS AND LIEN SEARCHES ............. 22

   Section 4.10.   AMENDMENT TO PRIMARY CREDIT AGREEMENT;
                   CONDITIONS SATISFIED ............................... 23

   Section 4.11.   INDENTURE .......................................... 23

                                TABLE OF CONTENTS
                                   (continued)
                                                                       PAGE


   Section 4.12.   [INTENTIONALLY OMITTED] ............................ 23

   Section 4.13.   INSURANCE CERTIFICATES ............................. 23

   Section 4.14.   INTEREST RATE PROTECTION ........................... 23

   Section 4.15.   LANDLORDS' AND MORTGAGEES' WAIVERS ................. 23

   Section 4.16.   COLLATERAL AUDIT AND EQUIPMENT APPRAISAL ........... 23

   Section 4.17.   CASH COLLATERAL AND OTHER ACCOUNTS ................. 23

   Section 4.18.   ASSIGNMENT OF LIFE INSURANCE POLICY ................ 23

   Section 4.19.   U.S. BORROWERS' CERTIFICATE ........................ 24

   Section 4.20.   MASTER GUARANTEE AGREEMENT AND BORROWER
                   AGREEMENT .......................................... 24

   Section 4.21.   MISCELLANEOUS ...................................... 24


ARTICLE V.     COVENANTS .............................................. 24

   Section 5.1.    INSURANCE .......................................... 24

   Section 5.2.    MONEY OBLIGATIONS .................................. 25

   Section 5.3.    FINANCIAL STATEMENTS ............................... 25

   Section 5.4.    FINANCIAL RECORDS .................................. 27

   Section 5.5.    FRANCHISES ......................................... 28

   Section 5.6.    ERISA COMPLIANCE ................................... 28

   Section 5.7.    FIXED CHARGE COVERAGE RATIO ........................ 28

   Section 5.8.    BORROWING .......................................... 29

   Section 5.9.    LIENS .............................................. 29

   Section 5.10.   REGULATIONS U AND X ................................ 30

   Section 5.11.   INVESTMENTS AND EXIM LOANS ......................... 30

   Section 5.12.   MERGER AND SALE OF ASSETS .......................... 31

   Section 5.13.   ACQUISITIONS ....................................... 32

   Section 5.14.   NOTICE ............................................. 32

   Section 5.15.   ENVIRONMENTAL COMPLIANCE ........................... 32

   Section 5.16.   AFFILIATE TRANSACTIONS ............................. 33

   Section 5.17.   USE OF PROCEEDS .................................... 33

   Section 5.18.   CORPORATE NAMES .................................... 33

                                TABLE OF CONTENTS
                                   (continued)
                                                                       PAGE


   Section 5.19.   AMENDMENT OF ORGANIZATIONAL DOCUMENTS .............. 33

   Section 5.20.   CAPITAL DISTRIBUTIONS .............................. 33

   Section 5.21.   INDENTURE PAYMENTS ................................. 33

   Section 5.22.   SUBSIDIARIES CREATED, ACQUIRED OR HELD
                   SUBSEQUENT TO ORIGINAL CLOSING DATE ................ 33

   Section 5.23.   INSPECTIONS ........................................ 34


ARTICLE VI.   REPRESENTATIONS AND WARRANTIES .......................... 34

   Section 6.1.    CORPORATE EXISTENCE; FOREIGN QUALIFICATION;
                   SUBSIDIARIES ....................................... 34

   Section 6.2.    CORPORATE AUTHORITY ................................ 35

   Section 6.3.    COMPLIANCE WITH LAWS ............................... 35

   Section 6.4.    LITIGATION AND ADMINISTRATIVE PROCEEDINGS .......... 35

   Section 6.5.    LOCATION ........................................... 36

   Section 6.6.    TITLE TO ASSETS .................................... 36

   Section 6.7.    LIENS AND SECURITY INTERESTS ....................... 36

   Section 6.8.    TAX RETURNS ........................................ 36

   Section 6.9.    ENVIRONMENTAL LAWS ................................. 36

   Section 6.10.   CONTINUED BUSINESS ................................. 37

   Section 6.11.   EMPLOYEE BENEFITS PLANS ............................ 37

   Section 6.12.   CONSENTS OR APPROVALS .............................. 38

   Section 6.13.   SOLVENCY ........................................... 38

   Section 6.14.   FINANCIAL STATEMENTS ............................... 38

   Section 6.15.   REGULATIONS ........................................ 38

   Section 6.16.   MATERIAL AGREEMENTS ................................ 39

   Section 6.17.   INTELLECTUAL PROPERTY .............................. 39

   Section 6.18.   INSURANCE .......................................... 39

   Section 6.19.   ACCURATE AND COMPLETE STATEMENTS ................... 39

   Section 6.20.   INDENTURE .......................................... 39

   Section 6.21.   NEW CREDIT FACILITY ................................ 39

   Section 6.22.   DEFAULTS ........................................... 40

                                TABLE OF CONTENTS
                                   (continued)


                                                                        PAGE


ARTICLE VII.  EVENTS OF DEFAULT .......................................  40

   Section 7.1.    PAYMENTS ...........................................  40

   Section 7.2.    SPECIAL COVENANTS ..................................  40

   Section 7.3.    OTHER COVENANTS ....................................  40

   Section 7.4.    REPRESENTATIONS AND WARRANTIES .....................  40

   Section 7.5.    CROSS DEFAULT ......................................  40

   Section 7.6.    ERISA DEFAULT ......................................  40

   Section 7.7.    CHANGE IN CONTROL ..................................  41

   Section 7.8.    MONEY JUDGMENT .....................................  41

   Section 7.9.    MATERIAL ADVERSE CHANGE ............................  41

   Section 7.10.   VALIDITY OF LOAN DOCUMENTS .........................  41

   Section 7.11.   INDENTURE ..........................................  41

   Section 7.12.   SOLVENCY ...........................................  41


ARTICLE VIII. REMEDIES UPON DEFAULT ...................................  42

   Section 8.1.     OPTIONAL DEFAULTS .................................  42

   Section 8.2.     AUTOMATIC DEFAULTS ................................  42

   Section 8.3.     OFFSETS ...........................................  42

   Section 8.4.     EQUALIZATION PROVISION ............................  43


ARTICLE IX.   THE AGENT ...............................................  43

   Section 9.1.     APPOINTMENT AND AUTHORIZATION .....................  43

   Section 9.2.     NOTE HOLDERS ......................................  43

   Section 9.3.     CONSULTATION WITH COUNSEL .........................  43

   Section 9.4.     DOCUMENTS .........................................  43

   Section 9.5.     AGENT AND AFFILIATES ..............................  44

   Section 9.6.     KNOWLEDGE OF DEFAULT ..............................  44

   Section 9.7.     ACTION BY AGENT ...................................  44

   Section 9.8.     NOTICES, DEFAULT, ETC .............................  44

   Section 9.9.     INDEMNIFICATION OF AGENT ..........................  44

   Section 9.10.    SUCCESSOR AGENT ...................................  44

                                TABLE OF CONTENTS
                                   (continued)
                                                                        PAGE


ARTICLE X.     MISCELLANEOUS ..........................................  45

   Section 10.1.    BANKS' INDEPENDENT INVESTIGATION ..................  45

   Section 10.2.    NO WAIVER; CUMULATIVE REMEDIES ....................  45

   Section 10.3.    AMENDMENTS, CONSENTS ..............................  45

   Section 10.4.    NOTICES ...........................................  46

   Section 10.5.    COSTS, EXPENSES AND TAXES .........................  46

   Section 10.6.    INDEMNIFICATION ...................................  47

   Section 10.7.    OBLIGATIONS SEVERAL; NO FIDUCIARY
                    OBLIGATIONS .......................................  47

   Section 10.8.    EXECUTION IN COUNTERPARTS .........................  47

   Section 10.9.    BINDING EFFECT; BORROWERS' ASSIGNMENT .............  47

   Section 10.10.   BANK ASSIGNMENTS/PARTICIPATIONS ...................  48

   Section 10.11.   SEVERABILITY OF PROVISIONS; CAPTIONS ..............  50

   Section 10.12.   ENTIRE AGREEMENT ..................................  50

   Section 10.13.   GOVERNING LAW; SUBMISSION TO JURISDICTION .........  50

   Section 10.14.   LEGAL REPRESENTATION OF PARTIES ...................  51

   Section 10.15.   CONFLICTS; FURTHER ASSURANCES .....................  51

   Section 10.16.   JURY TRIAL WAIVER .................................  51

                    SCHEDULE 1 ........................................  53

                    EXHIBIT A .........................................  54

                    EXHIBIT E .........................................  56

                    EXHIBIT F .........................................  58

         This EXPORT CREDIT AGREEMENT (as it may from time to time be amended, restated or otherwise modified, this "Agreement") is made effective as of the 11th day of September, 2002, among ADVANCED LIGHTING TECHNOLOGIES, INC., an Ohio corporation, 32000 Aurora Road, Solon, Ohio 44139 ("U.S. Borrower"), the financial institutions named in SCHEDULE 1 attached hereto and made a part hereof (collectively, "Banks", and individually, "Bank") and PNC BANK, NATIONAL ASSOCIATION, PNC Plaza, 620 Liberty Avenue, Pittsburgh, PA 15222, as agent for the Banks under this Agreement ("Agent").

                                   WITNESSETH:

         WHEREAS, U.S. Borrower and the Banks desire to contract for the establishment of credits in the aggregate principal amounts hereinafter set forth, to be made available to U.S. Borrower upon the terms and subject to the conditions hereinafter set forth;

         NOW, THEREFORE, it is mutually agreed as follows:

                             ARTICLE I. DEFINITIONS

         As used in this Agreement, the following terms shall have the following meanings:

         "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

         "Acquisition" shall mean any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of any Person, or any business or division of any Person, (b) the acquisition of in excess of fifty percent (50%) of the stock (or other equity interest) of any Person, or (c) the acquisition of another Person (other than a Company) by a merger or consolidation or any other combination with such Person.

         "Advantage" shall mean any payment (whether made voluntarily or involuntarily, by offset of any deposit or other indebtedness or otherwise) received by any Bank in respect of the Debt, if such payment results in that Bank having less than its pro rata share (based upon its Applicable Commitment Percentage or, in the case of an Equalization Event pursuant to the terms of
Section 8.5 hereof, based upon its Equalization Percentage, as defined in
Section 8.5 hereof) of the Debt then outstanding, than was the case immediately before such payment.

         "Affiliate" shall mean any Person, directly or indirectly, controlling, controlled by or under common control with a Company and "control" (including the correlative meanings, the terms "controlling", "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Company, whether through the ownership of voting securities, by contract or otherwise.

         "Assignment Agreement" shall mean an Assignment and Acceptance Agreement substantially in the form of EXHIBIT H to the Primary Credit Agreement delivered on the Original Closing Date.

         "Assignment of Life Insurance Policy" shall mean the Assignment of Life Insurance Policy on the life of Wayne R. Hellman, in form and substance satisfactory to Agent and the Banks, executed and delivered on the Closing Date by U.S. Borrower, as the same may be from time to time amended, restated or otherwise modified.

         "Base Rate" shall mean a rate per annum equal to the greater of (a) the Prime Rate or (b) one-half of one percent (1/2%) in excess of the Federal Funds Effective Rate. Any change in the Base Rate shall be effective immediately from and after such change in the Base Rate.

         "Base Rate Loan" shall mean a U.S. Base Rate Loan.

         "Borrowers' Agreement" shall mean the Export Import Bank of the United States Working Capital Guarantee Program Agreement between U.S. Borrower and Agent and the lenders thereunder, dated as of even date herewith and attached here to as EXHIBIT B.

         "Business Day" shall mean a day of the year on which banks are not required or authorized to close in Cleveland, Ohio.

          "Capital Distribution" shall mean a payment made, liability incurred or other consideration given for the purchase, acquisition, redemption or retirement of any capital stock or other equity interest of any Company or as a dividend, return of capital or other distribution (other than any stock dividend, stock split or other equity distribution payable only in capital stock or other equity of the Company in question) in respect of any Company's capital stock or other equity interest.

         "Capital Expenditures" shall mean, for any period, the amount of capital expenditures as determined on a Consolidated basis and in accordance with GAAP

          "Capital Stock" shall mean, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or nonvoting) in equity of such Person, whether outstanding on the Indenture Closing Date or the Original Closing Date or issued thereafter, including, without limitation, all Common Stock and Preferred Stock.

         "Cash Flow" shall mean, for any period, on a Consolidated basis and in accordance with GAAP, the sum of (a) Earnings Before Interest and Taxes for such period, plus (b) depreciation and amortization that were deducted in determining Consolidated Net Income for such period, plus (c) non-cash charges (other than depreciation and amortization, allowances for doubtful accounts and unpaid accruals, and non-cash charges in cost of goods sold), minus (d) Capital Expenditures less (i) proceeds from asset dispositions for such period, and (ii) Capital Expenditures not funded from the proceeds of any Loan, minus (e) cash taxes actually paid, minus (f) cash payments in respect of non-cash charges accounted for prior to September 30, 2001.

         "Change of Control" shall mean such time as:

         (a) (i)(A) a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) becomes the ultimate "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of more than thirty-five percent (35%) of the total voting power of the Voting Stock of U.S. Borrower on a fully diluted basis and (B) such ownership represents a greater percentage of the total voting power of the Voting Stock of U.S. Borrower, on a fully diluted basis, than may then be voted by the Existing Stockholders on such date; or (ii) individuals who on the Indenture Closing Date constituted the Board of Directors (together with any new or successor directors whose election by the Board of Directors or whose nomination by the Board of Directors for election by U.S. Borrower's stockholders was approved by a vote of at least two-thirds of the members of the Board of Directors on the date of their election or nomination) cease for any reason to constitute a majority of the members of the Board of Directors then in office;

         (b) the full time active employment of Wayne R. Hellman as chief executive officer of U.S. Borrower shall be voluntarily terminated by U.S. Borrower or Wayne R. Hellman (other than by reason of death or disability), unless a successor acceptable to the Required Banks shall have been appointed or elected and actually taken office within three (3) months following any such termination, in which case the name of such successor shall be substituted for the name of the individual he or she replaces for purposes of this clause (b);

         (c) the shareholders of U.S. Borrower approve (i) a merger or consolidation of U.S. Borrower with any other Person, other than a merger or consolidation that would result in the Voting Stock of U.S. Borrower outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted or exchanged for voting securities of the surviving or resulting entity) more than seventy-five percent (75%) of the combined voting power of the Voting Stock of U.S. Borrower or such surviving or resulting entity outstanding after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of U.S. Borrower (or similar transaction), other than any such transaction in which no Person or group (as hereinabove defined) not excepted from the provisions of clause (i) above acquires more than thirty-five (35%) of the voting power, on a fully diluted basis, of U.S. Borrower's then outstanding Voting Stock; or

         (d) the shareholders of U.S. Borrower approve a plan of complete liquidation of U.S. Borrower or an agreement or agreements for the sale or disposition by U.S. Borrower of all or substantially all of the assets of U.S. Borrower.

         "Closing Date" shall mean the effective date of this Agreement.

         "Code" shall mean the Internal Revenue Code of 1986, as amended, together with the rules and regulations promulgated thereunder.

         "Collateral Assignment and Security Agreement" shall mean a Collateral Assignment and Security Agreement, in form and substance satisfactory to Agent and the Banks, executed and delivered on or after the Original Closing Date by a Company, wherein such Company has granted to Agent, for the benefit of the applicable Banks, a security interest in and an assignment of all intellectual property owned by such Company, as the same may be from time to time amended, restated or otherwise modified.

         "Commitment Percentage" shall mean, for each Bank, the percentage set forth opposite such Bank's name under the applicable column headed "EXIM Commitment Percentage" as described in SCHEDULE 1 hereto.

         "Commitment Period" shall mean the period from the Original Closing Date to July 1, 2004, or such earlier date on which the Commitment shall have been terminated pursuant to Article VIII hereof.

         "Common Stock" shall mean, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's equity, other than Preferred Stock of such Person, whether outstanding on the Indenture Closing Date or the Original Closing Date or issued thereafter, including, without limitation, all series and classes of such common stock.

         "Company" shall have the meaning given thereto in the Primary Credit Agreement.

         "Companies" shall have the meaning given thereto in the Primary Credit Agreement.

         "Compliance Certificate" shall mean a certificate, substantially in the form of EXHIBIT G to the Primary Credit Agreement.

         "Consolidated" shall mean the resultant consolidation of the financial statements of U.S. Borrower and its Subsidiaries in accordance with GAAP, including principles of consolidation consistent with those applied in preparation of the consolidated financial statements referred to in Section 6.13 hereof.

         "Consolidated Net Income" shall mean for any period, the net income (or loss), without deduction for minority interests, of U.S. Borrower on a Consolidated basis for such period taken as a single accounting period and determined in conformity with GAAP, provided that there shall be excluded therefrom (a) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with U.S. Borrower or any of its Subsidiaries or on which its assets are acquired by U.S. Borrower or any of its Subsidiaries, and (b) the income of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary.

         "Controlled Group" shall mean a Company and each Person required to be aggregated with a Company under Code Sections 414(b), (c), (m) or (o).

         "Customer" shall mean the account debtor with respect to any Receivable and/or the prospective purchaser of goods, services or both with respect to any contract or contract right, and/or any Person that enters into or proposes to enter into any contract or other arrangement with a Person, pursuant to which such Person is to deliver any personal property or perform any services.

         "Debt" shall mean, collectively, (a) all Indebtedness incurred by Borrowers to Agent or the Banks pursuant to this Agreement and the Primary Credit Agreement and includes the principal of and interest on all Notes; (b) each extension, renewal or refinancing thereof in whole or in part; (c) the facility fees, other fees and any prepayment fees payable hereunder; and (d) all Indebtedness consisting of Related Expenses.

         "Default Rate" shall mean a rate per annum equal to two percent (2%) in excess of the Base Rate from time to time in effect.

          "Designated Lending Office" shall mean the main office of Agent.

         "Disclosure Statement" shall mean the Disclosure Statement executed and delivered by U.S. Borrower concurrently with the execution and delivery of the Primary Credit Agreement, which Disclosure Statement shall be deemed to include therein disclosure of any transaction entered into after the date thereof and permitted under the Primary Credit Agreement or otherwise consented to by Agent and/or Lenders in accordance with the terms of the Primary Credit Agreement or included in preliminary financial statements delivered to the Agent prior to the date of this Agreement (which financial statements reflect that for the period ending June 30, 2002, U.S. Borrower was not in compliance with its fixed charge coverage ratio covenant under the Primary Credit Agreement and this Agreement).

         "Dollar" and the sign "$" shall mean lawful money of the United States of America.

         "Earnings Before Interest and Taxes" shall mean for any period the sum of (a) Consolidated Net Income (or loss) for such period (excluding extraordinary gains but not extraordinary losses), (b) Total Interest Expense, and (c) provisions for Taxes (to the extent such provisions for Taxes are greater than zero).

         "Eligible Export Inventory" shall mean Inventory of U.S. Borrower, other than Work-In-Process, that is deemed by Agent to be export-related Inventory for purposes of this Agreement and in accordance with the terms of the Borrower Agreement, valued at the lower of cost or market value, determined on a first-in-first-out method; provided that Eligible Inventory shall not include Inventory that (a) is in the possession of a bailee or third party or held by such Company or a third party on consignment unless waivers from such bailee or third party, and requisite filings, as may be required by Agent, have been obtained and made, (b) is in Agent's opinion, damaged, obsolete, slow moving or unmerchantable, (c) is not subject to a perfected, first priority security interest in favor of Agent for the benefit of the Banks, (d) does not conform to all material standards imposed by any governmental agency, division or department thereof which has regulatory authority over such goods or the use or sale thereof, or (e) Agent shall deem ineligible based on such considerations as Agent may from time to time, in its sole discretion.

         "Eligible Export Receivable" shall mean each Receivable of U.S. Borrower arising in the ordinary course of such Company's business that is deemed by Agent to be an export-related Receivable for purposes of this Agreement and in accordance with the terms of the Borrower Agreement, and which Agent, in its sole discretion, shall deem to be an Eligible Receivable, based on such considerations as Agent may from time to time deem appropriate, including, without limitation, whether the Receivable is subject to a perfected, first priority security interest and no other Lien, except as permitted pursuant to
Section 5.9 hereof, and is evidenced by an invoice or other documentary evidence satisfactory to Agent. In addition, no Receivable shall be an Eligible Receivable if:

         (a) it arises out of a sale made by such Company to an Affiliate of such Company or to a Person controlled by an Affiliate of such Company;

         (b) it is due or unpaid more than sixty (60) days after the due date, not to exceed ninety (90) days after the original invoice date;

         (c) fifty percent (50%) or more of the Receivables from such Customer are not deemed Eligible Receivables hereunder; provided, that such percentage may, in Agent's sole discretion, be increased or decreased from time to time;

         (d) any covenant, representation or warranty contained in this Agreement or in any other Loan Document with respect to such Receivable is inaccurate in any material respect or otherwise has been breached;

         (e) the Customer shall (i) apply for, suffer, or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or call a meeting of its creditors, (ii) admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business, (iii) make a general assignment for the benefit of creditors, (iv) commence a voluntary case under any state or federal bankruptcy laws or the insolvency laws of any other country or jurisdiction (as now or hereafter in effect), (v) be adjudicated a bankrupt or insolvent, (vi) file a petition seeking to take advantage of any other law providing for the relief of debtors,
(vii) acquiesce to, or fail to have dismissed, any petition which is filed against it in any involuntary case under such bankruptcy or insolvency laws, or
(viii) take any action for the purpose of effecting any of the foregoing;

         (f) the sale to the Customer is on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment or any other repurchase or return basis or is evidenced by chattel paper;

         (g) Agent believes, in its sole judgment, that collection of such Receivable is insecure or that such Receivable may not be paid by reason of the Customer's financial inability to pay;

         (h) the Customer is (i) the United States, any state or any department, agency or instrumentality of any of them, unless the applicable Company assigns its right to payment of such Receivable to Agent pursuant to the Assignment of Claims Act of 1940, as amended (31 U.S.C. Subsection 3727 ET SEQ. and 41 U.S.C. Sub-Section 15 ET SEQ.) or has otherwise complied with other applicable statutes or ordinances, or (ii) any other government (or department, agency or instrumentality thereof), unless the applicable Company assigns its right to payment of such Receivable to Agent and provides to Agent a first priority perfected Lien, or otherwise evidences that Agent has a first priority perfected Lien, in such Receivable for the benefit of the Banks enforceable against the Customer; provided, at Agent's sole discretion, up to fifty percent (50%) of all Deposition Sciences, Inc. United States receivables outstanding as of the Original Closing Date may be included without compliance with the foregoing assignment provision;

         (i) the goods giving rise to such Receivable have not been shipped and delivered to and accepted by the Customer or the services giving rise to such Receivable have not been performed by such Company and accepted by the Customer or the Receivable otherwise does not represent a final sale;

         (j) the Receivables of the Customer exceed a credit limit determined by Agent, in its sole discretion, and communicated to U.S. Borrower, to the extent such Receivable exceeds such limit;

         (k) to the extent the Receivable is subject to any offset, deduction, defense, dispute, or counterclaim, the Customer is also a creditor or supplier of such Company or the Receivable is contingent in any respect or for any reason; provided, at Agent's sole discretion, receivables of General Electric Company subject to offset, deduction, defease, dispute or counterclaim may be included in whole or in part without reduction;

         (l) such Company has made an agreement with the Customer for a deduction therefrom, but only to the amount of the deduction, except for discounts or allowances made in the ordinary course of business for prompt payment, all of which discounts or allowances are reflected in the calculation of the face value of each respective invoice related thereto;

         (m) any return, rejection or repossession of the merchandise has occurred;

         (n) such Receivable is not payable to such Company; or

         (o) such Receivable is not otherwise satisfactory to Agent as determined by Agent in the exercise of its sole discretion.

         "Environmental Laws" shall mean all provisions of law, statutes, ordinances, rules, regulations, permits, licenses, judgments, writs, injunctions, decrees, orders, awards and standards promulgated by the government of the United States or other jurisdiction or by any state or municipality thereof or by any court, agency, instrumentality, regulatory authority or commission of any of the foregoing concerning health, safety and protection of, or regulation of the discharge of substances into, the environment.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated pursuant thereto.

         "ERISA Event" shall mean, as to U.S. Borrower or any U.S. Guarantor:
(a) the existence of any condition or event with respect to an Plan that presents a risk of the imposition of an excise tax or any other material liability on a Company or of the imposition of a Lien on any material portion of the assets of a Company; (b) a Controlled Group member has engaged in a nonexempt "prohibited transaction" (as defined under ERISA Section 406 or Code
Section 4975) or a breach of a fiduciary duty under ERISA that could result in material liability to a Company; (c) a Controlled Group member has applied for a waiver from the minimum funding requirements of Code Section 412 or ERISA
Section 302 or a Controlled Group member is required to provide security under Code Section 401(a)(29) or ERISA Section 307; (d) a Reportable Event has occurred with respect to any Pension Plan as to which notice is required to be provided to the PBGC; (e) a Controlled Group member has withdrawn from a Multiemployer

Plan in a "complete withdrawal" or a "partial withdrawal" (as such terms are defined in ERISA Sections 4203 and 4205, respectively); (f) a Multiemployer Plan is in or is likely to be in reorganization under ERISA Section 4241; (g) a Plan (and any related trust) which is intended to be qualified under Code Sections 401 and 501 fails to be so qualified or any "cash or deferred arrangement" under any such Plan fails to meet the requirements of Code Section 401(k); (h) the PBGC takes any steps to terminate a Pension Plan or appoint a trustee to administer a Pension Plan, or a Controlled Group member takes steps to terminate a Pension Plan; (i) a Controlled Group member or a Plan fails to satisfy any requirements of law applicable to a Plan; (j) a material claim, action, suit, audit or investigation is pending or threatened with respect to a Plan, other than a routine claim for benefits; or (k) a Controlled Group member incurs or is expected to incur any material liability for post-retirement benefits under any Welfare Plan, other than as required by ERISA Section 601, ET SEQ. or Code
Section 4980B.

          "Event of Default" shall mean an event or condition that constitutes an event of default as defined in Article VII hereof.

         "Excess Cash Flow" shall mean, on an annual basis as provided in
Section 2.10(f) hereof, on a Consolidated basis, Cash Flow less the sum of (a) interest paid for such period, (b) scheduled maturities of Long-Term Indebtedness for such period, (c) unfinanced Capital Expenditures for such period, and (d) Taxes paid for such period.

         "EXIM Bank" shall mean the Export Import Bank of the United States.

         "EXIM Borrowing Base" shall mean an amount not in excess of the sum of the following: (a) ninety percent (90%) of the aggregate amount due and owing on Eligible Export Receivables of U.S. Borrower plus (b) seventy-five percent (75%) of U.S. Borrower's Eligible Export Inventory; provided, however, that the amount available under this subpoint (b) shall not exceed sixty percent (60%) of the sum of the amounts available under subpoints (a) and (b) of this definition taken together except as provided in the EXIM Bank's waiver letter dated July 2, 2002. The amount of the EXIM Borrowing Base may be decreased by Agent and the Banks at any time and from time to time, in the exercise of their reasonable discretion and U.S. Borrower consents to any such decreases and acknowledges that decreasing the amount of the U.S. Borrowing Base or increasing the reserves may limit or restrict Revolving EXIM Loans requested by U.S. Borrower.

         "EXIM Commitment" shall mean the obligation hereunder of the Banks to make EXIM Loans, pursuant to the Revolving EXIM Credit Commitments up to the Maximum Revolving EXIM Commitment Amount, during the Commitment Period.

         "EXIM Loan" or "EXIM Loans" shall mean the credit extended to U.S. Borrower by the Banks in accordance with Section 2.1A or B hereof.

         "EXIM Note" shall mean any Revolving EXIM Credit Note or any other note delivered pursuant to this Agreement.

         "Existing Stockholders" shall mean (a) Wayne R. Hellman, (b) any trust to the extent that any member of Wayne R. Hellman's family has "beneficial" (as defined in Rule 13d-3 under the Exchange Act) ownership of the rest thereof, and
(c) any "group" (within the meaning
of Sections 13(d) and 14(d)(2) of the Exchange Act) that includes parties specified in clauses (a) or (b) above if such parties "beneficially own" (within the meaning of Rule 13d-3 under the Exchange Act) Voting Stock representing a majority of the voting power of the Voting Stock owned by such group.

         "Facility Fee Rate" shall mean three-eighths of one percent (3/8%).

         "Federal Funds Effective Rate" shall mean, for any day, the rate per annum (rounded upward to the nearest one one-hundredth of one percent (1/100 of 1%)) announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight federal fluids transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the "Federal Funds Effective Rate" as of the Original Closing Date.

         "Financial Officer" shall mean any of the following officers: chief executive officer, president, chief financial officer or treasurer.

         "Fixed Charge Coverage Ratio" shall mean, for any period, on a Consolidated basis, the ratio of (a) Cash Flow to (b) Senior Debt Payments for such period.

         "Foreign Subsidiary" shall mean Ballastronix Incorporated, Parry Power Systems Ltd. and any other Subsidiary of any Company incorporated or organized, as the case may be, outside of the United States.

          "GAAP" shall mean generally accepted accounting principles in the United States as in effect from time to time, which shall include the promulgated standards thereof by the Financial Accounting Standards Board, applied by U.S. Borrower on a consistent basis.

         "Guarantor" shall mean a Person that pledges its credit or property in any manner for the payment or other performance of the indebtedness, contract or other obligation of another and includes (without limitation) any guarantor (whether of payment or of collection), surety, co-maker, endorser or Person that agrees conditionally or otherwise to make any purchase, loan or investment in order thereby to enable another to prevent or correct a default of any kind.

         "Guarantor of Payment" shall mean each U.S. Guarantor, or any other Person that shall deliver a Guaranty of Payment to Agent subsequent to the Original Closing Date.

         "Guaranty of Payment" shall mean a Guaranty of Payment, Deed of Guaranty and Indemnity Agreement or other similar document or instrument, in form and substance satisfactory to Agent and the Banks, executed and delivered on or after the Original Closing Date by U.S. Borrower or a Guarantor of Payment, as the same may be from time to time amended, restated or otherwise modified.

         "Hedge Agreement" shall mean any hedge agreement, interest rate swap, cap, collar or floor agreement, or other interest rate management device entered into by a U.S. Borrower with Agent or any of the Banks in connection with the obligations incurred under this Agreement.

         "Indebtedness" shall mean (without duplication), for any Company (excluding in all cases trade payables and accrued expenses, in each case arising in the ordinary course of business by such Company), (a) all obligations to repay borrowed money, direct or indirect, incurred, assumed, or guaranteed,
(b) all obligations for the deferred purchase price of capital assets, (c) all obligations under conditional sales or other title retention agreements, (d) all obligations (contingent or otherwise) under any letter of credit, banker's acceptance, currency swap agreement, interest rate swap, cap, collar or floor agreement or other interest rate management device, (e) all synthetic leases,
(f) all capitalized leases in accordance with GAAP, (g) all obligations of such Company with respect to asset securitization financing programs to the extent that there is recourse against such Company or such Company is liable (contingent or otherwise) under any such program, (h) all obligations to advance funds to, or to purchase assets, property or services from, any other Person in order to maintain the financial condition of such Person, and (i) any other transaction (including forward sale or purchase agreements) having the commercial effect of a borrowing of money entered into by such Company to finance its operations or capital requirements.

         "Indenture" shall mean that certain Indenture between Advanced Lighting Technologies, Inc., as issuer, and The Bank of New York, as trustee, dated as of March 18, 1998, as amended and as the same may, with the prior written consent of Agent and the Required Banks (which shall not be unreasonably withheld), from time to time be further amended, restated, supplemented or otherwise modified.

         "Indenture Closing Date" shall mean March 18, 1998.

         "Inventory" shall mean, with respect to any Person, all of such Person's now owned or hereafter acquired goods, merchandise and other personal property, wherever located, to be finished under any contract of service or held for sale or lease, all raw materials, work-in-process, finished goods and materials and supplies of any kind, nature or description, which are or might be used or consumed in such Person's business or used in selling or furnishing such goods, merchandise and other personal property, and all documents of title or other documents representing them.

         "Lien" shall mean any mortgage, security interest, lien, charge, encumbrance on, pledge or deposit of, or conditional sale or other title retention agreement with respect to any property (real or personal) or asset.

          "Loan Documents" shall mean this Agreement, the Primary Credit Agreement, the Notes, the EXIM Notes, each of the Guaranties of Payment, each Security Document, and any other documents referenced in or relating to any of the foregoing, as any of the foregoing may from time to time be amended, restated or otherwise modified or replaced.

         "Long-Term Indebtedness" shall mean Indebtedness of the Companies that, in accordance with GAAP, would be classified upon the balance sheet of the Companies as long-term liabilities.

         "Master Guarantee Agreement": shall mean the Export Import Bank of the United States Working Capital Program Master Guarantee Agreement between EXIM Bank and PNC Bank, National Association.

         "Material Adverse Effect" shall mean a material adverse effect on (a) the business, operations, property, condition (financial or otherwise) or prospects of U.S. Borrower, (b) the business, operations, property, condition (financial or otherwise) or prospects of any Company other than U.S. Borrower that (i) has assets at such time comprising five percent (5%) or more of the Consolidated assets of U.S. Borrower and its Subsidiaries, or (ii) whose operations in the current fiscal year are expected to, or whose operations in the most recent fiscal year did (or would have if such Company had been a Subsidiary for the entire fiscal year), represent five percent (5%) or more of the Consolidated earnings before interest, taxes, depreciation and amortization of U.S. Borrower and its Subsidiaries for such fiscal year, or (c) the business, operations, property, condition (financial or otherwise) or prospects of U.S. Borrower and its Subsidiaries taken as a whole.

         "Maximum EXIM Amount" shall mean, for each Bank, the amount set forth opposite such Bank's name under the applicable column headed "Revolving Credit Commitment Amount" as listed on SCHEDULE 1 hereto.

         "Maximum Revolving EXIM Credit Commitment Amount" shall mean Four Million Dollars ($4,000,000), or such lesser amounts as shall be determined pursuant to Section 2.8 hereof.

         "Moody's" shall mean Moody's Investors Service, Inc., or any successor to such company.

         "Multiemployer Plan" shall mean a Pension Plan that is subject to the requirements of Subtitle E of Title IV of ERISA.

          "Notice of Loan" shall mean a Notice of Loan in the form of EXHIBIT E hereof.

         "Obligor" shall mean (a) a Person whose credit or any of whose property is pledged to the payment of the Debt and includes, without limitation, any Guarantor, and (b) any signatory to a Related Writing.

         "Original Closing Date" means May 21, 1999, the original closing date under the Primary Credit Agreement.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation, or its successor.

         "Pension Plan" shall mean a Plan that is a "pension plan" (within the meaning of ERISA Section 3(2)).

         "Permitted Acquisition" shall mean one or more Acquisitions occurring after June 12, 2001, the aggregate purchase price of which (including monies paid or to be paid) do not exceed $5,000,000; provided, however, the aggregate purchase price for Permitted Acquisitions and for Permitted Investments shall not exceed in the aggregate $5,000,000.

         "Permitted Disposition" shall mean the sale, lease, transfer or other disposition of assets by any Borrower or any Subsidiary to any Person (other than, for purposes of this definition, to Borrower or a Guarantor of Payment) other than in the ordinary course of business so long as the aggregate amount of all such assets sold, leased, transferred or otherwise disposed of by all Borrowers and Subsidiaries does not exceed One Million Dollars ($1,000,000) during any fiscal year of U.S. Borrower.

         "Permitted Investment" shall mean investments of the type referenced in
Section 5.11 (a), (b) or (c) occurring after June 12, 2001, the aggregate purchase price of which (including monies paid or to be paid) do not exceed $5,000,000; provided, however, the aggregate purchase price for Permitted Acquisitions and for Permitted Investments shall not exceed in the aggregate $5,000,000.

         "Person" shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, corporation, limited liability company, institution, trust, estate, government or other agency or political subdivision thereof or any other entity.

         "Plan" shall mean an "employee benefit plan" (within the meaning of ERISA Section 3(3)) that a Controlled Group member at any time sponsors, maintains, contributes to, has liability with respect to or has an obligation to contribute to such plan,

         "Pledge Agreement" shall mean a Pledge Agreement or Charge over Shares, in form and substance satisfactory to Agent and the Banks, executed and delivered to Agent and the Banks by a Company, on or after the Original Closing Date, as the same may be from time to time amended, restated or otherwise modified.

         "Preferred Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's preferred or preference equity, whether outstanding on the Indenture Closing Date or the Original Closing Date or issued thereafter, including, without limitation, all series and classes of such preferred or preference stock.

         "Primary Credit Agreement" shall mean the Credit Agreement, dated as of May 21, 1999, as amended from time to time, among Advanced Lighting Technologies, Inc., Ballastronix Incorporated, Canadian Lighting Systems Holding, Incorporated, Parry Power Systems Limited, Venture Lighting Europe Ltd., various financial institutions parties thereto, and PNC Bank, National Association, as Agent.

         "Prime Rate" shall mean the interest rate established from time to time by Agent as Agent's prime rate, whether or not such rate is publicly announced; the Prime Rate may not be the lowest interest rate charged by Agent for commercial or other extensions of credit. Each change in the Prime Rate shall be effective immediately from and after such change.

         "Receivable" shall mean an account, contract right, instrument, document, chattel paper, general intangible relating to accounts, drafts and acceptances, and all other forms of obligations owing to a Person arising out of or in connection with the sale or lease of Inventory or the rendition of services, all guarantees and other security therefor, whether secured or unsecured, now existing or hereafter created.

         "Related Expenses" shall mean any and all costs, liabilities, and expenses (including, without limitation, losses, damages, penalties, claims, actions, reasonable attorneys' fees, legal expenses, judgments, suits, and disbursements) incurred by, imposed upon, or asserted against, Agent or the Banks in any attempt by Agent or the Required Banks: (a) to obtain, preserve, perfect, or enforce any security interest evidenced by this Agreement or any Related Writing; (b) to obtain payment, performance, and observance of any and all of the Debt; (c) to maintain, insure, audit, collect, preserve, repossess, and dispose of any of the collateral securing the Debt or any thereof, including, without limitation, costs and expenses for appraisals, assessments, and audits of any Borrower or any such collateral; or (d) incidental or related to (a) through (c) above, including, without limitation, interest thereupon from the date incurred, imposed, or asserted until paid at the Default Rate.

         "Related Writing" shall mean the Loan Documents and any other assignment, mortgage, security agreement, guaranty agreement, subordination agreement, financial statement, audit report or other writing furnished by Borrowers, any Subsidiary or any Obligor, or any of their respective officers, to Agent or the Banks pursuant to or otherwise in connection with this Agreement.

         "Reportable Event" shall mean a reportable event as that term is defined in Title IV of ERISA, except actions of general applicability by the Secretary of Labor under Section 110 of such Act.

         "Required Banks" shall mean the holders of at least sixty-six and two-thirds percent (66-2/3%) of the EXIM Commitment, or, if there is any borrowing hereunder, the holders of at least sixty-six and two-thirds percent (66-2/3%) of the aggregate amount of Dollars outstanding under the Notes; provided, however that if one (1) Bank has at least sixty-six and two-thirds percent (66 2/3%) but less than one hundred percent (100%) of the EXIM Commitment or the amount outstanding, then Required Banks shall mean such Bank and one (1) other Bank.

         "Revolving EXIM Credit Commitment" shall mean the obligation hereunder, during the applicable Commitment Period of (a) each Bank to participate in the making of Revolving EXIM Loans up to an aggregate principal amount outstanding at any time equal to the lesser of (a) the Maximum EXIM Revolving Credit Commitment and (b) the EXIM Borrowing Base (or such lesser amount as shall be determined pursuant to Section 2.8 hereof), up to an aggregate amount set forth opposite such Bank's name under the applicable column headed "Revolving EXIM Commitment Amount" as set forth on SCHEDULE 1 hereto.

         "Revolving EXIM Credit Exposure" shall mean, at any time, the aggregate balance of all outstanding Revolving EXIM Loans.

         "Revolving EXIM Credit Note" shall mean the Revolving EXIM Credit Note executed and delivered pursuant to subsection 1 of Section 2.1A hereof.

         "Revolving EXIM Loan" shall mean a loan made to U.S. Borrower pursuant to Section 2.1A hereof.

         "SEC" shall mean the United States Securities and Exchange Commission.

         "Security Agreement" shall mean a Security Agreement, mortgage debenture or other similar document or instrument, in form and substance satisfactory to Agent and the Banks, executed and delivered by a Company to Agent on behalf of the Banks, on or after the Original Closing Date, as the same may be from time to time amended, restated or otherwise modified.

         "Security Documents" shall mean each of the Security Agreements, each of the Pledge Agreements, each of the Collateral Assignment and Security Agreements, the Assignment of Life Insurance Policy, each U.C.C. financing statement or similar filing as to the United Kingdom or Canada executed in connection herewith, and any other documents relating to any of the foregoing, as any of the foregoing may from time to time be amended, restated or otherwise modified or replaced.

         "Senior Debt Payments" shall mean, for any period, on a Consolidated basis, (a) Total Interest Expense, plus (b) an amount equal to the payments due in accordance with the scheduled maturities of principal on the Term Loan, plus
(c) all cash paid with respect to any other Indebtedness, less (d) the payment to Unison Fiber Optic Lighting Systems, LLC to the extent reserved against availability under the Revolving Credit Commitment.

         "Standard & Poor's" shall mean Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc., or any successor to such company.

         "Subsidiary" shall mean (a) a corporation more than fifty percent (50%) of the Voting Stock (or voting power of all outstanding Voting Stock) of which is owned, directly or indirectly, by U.S. Borrower or by one or more other subsidiaries of U.S. Borrower or by U.S. Borrower and one or more subsidiaries of Borrower, (b) a partnership or limited liability company of which U.S. Borrower, one or more other subsidiaries of U.S. Borrower, or U.S. Borrower and one or more subsidiaries of U.S. Borrower, directly or indirectly, is a general partner or managing member, as the case may be, or otherwise has the power to direct the policies, management and affairs thereof, or (c) any other Person (other than a corporation) in which U.S. Borrower, one or more other subsidiaries of U.S. Borrower or U.S. Borrower and one or more subsidiaries of U.S. Borrower, directly or indirectly, has at least a majority ownership interest or the power to direct the policies, management and affairs thereto.

         "Taxes" shall mean all federal, state and local income taxes.

         "Total Interest Expense" shall mean, for any period, (a) total interest expense (including that which is attributable to capitalized leases, in accordance with GAAP) of U.S. Borrower on a Consolidated basis with respect to all outstanding Indebtedness of U.S. Borrower and its Subsidiaries including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and net costs under Hedge Agreements, but excluding, however, any amortization of deferred financing costs, all as determined in accordance with GAAP, minus (b) gross interest income of U.S. Borrower on a Consolidated basis, all as determined in accordance with GAAP.

         "Unmatured Event of Default" shall mean an event or condition that constitutes, or which with the lapse of any applicable grace period or the giving of notice or both would constitute, an Event of Default and that has not been waived by the Required Banks in writing.

         "U.S. Base Rate Loan" shall mean a Loan described in subsection 1 of
Section 2.1A hereof on which U.S. Borrower shall pay interest at a rate based on the Base Rate.

         "U.S. Borrowers' Certificate" shall mean a certificate, substantially in the form of EXHIBIT F hereof.

         "U.S. Guarantor" shall mean each of the Companies listed on SCHEDULE 2 to the Primary Credit Agreement and each other Domestic Subsidiary that shall execute and deliver a Guaranty of Payment on or after the Closing Date.

         "U.S. Revolving Exposure" shall have the meaning given thereto in the Primary Credit Agreement.

         "Voting Stock" shall mean with respect to any Person, Capital Stock of any class or kind having the power to vote for the election of directors, managers or other voting members of the governing body of such Person (not including, however, any Capital Stock having such right to vote only upon the happening of certain events under limited circumstances).

         "Welfare Plan" shall mean a Plan that is a "welfare plan" within the meaning of ERISA Section 3 (1).

         "Wholly-Owned Subsidiary" shall mean, with respect to any Person, any corporation, limited liability company or other entity all of the securities or other ownership interest, of which having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

         "Work-In-Process" shall mean that portion of Inventory comprised of products and/or goods being manufactured and/or assembled by a Person but not yet completed.

         Any accounting term not specifically defined in this Article I shall have the meaning ascribed thereto by GAAP.

         The foregoing definitions shall be applicable to the singular and plurals of the foregoing defined terms.

         The use of the term "sole discretion" or "sole opinion" herein shall mean the exercise of discretion other than in an arbitrary or capricious manner.

         Capitalized terms used herein without definition have the meanings given thereto in the Primary Credit Agreement.

                     ARTICLE II. AMOUNT AND TERMS OF CREDIT

                  Section 2.1. AMOUNT AND NATURE OF CREDIT. Subject to the terms and conditions of this Agreement, each Bank shall participate to the extent hereinafter provided in making EXIM Loans in such aggregate amount as U.S. Borrower shall request pursuant to the EXIM Commitment; provided, however, that in no event shall the aggregate principal amount of all EXIM Loans outstanding under this Agreement be in excess of the Maximum Revolving EXIM Credit Commitment Amount.

         Each Bank, for itself and not one for any other, agrees to participate in Revolving EXIM Loans during the Commitment Period on such basis that (a) immediately after the completion of any Revolving EXIM Loan, the aggregate principal amount then outstanding on the EXIM Notes issued to such Bank shall not be in excess of the Maximum EXIM Amount for such Bank, and (b) such aggregate principal amount outstanding on the EXIM Notes issued to such Bank shall represent that percentage of the aggregate principal amount then outstanding on all EXIM Notes held by all Banks which is such Bank's Applicable Commitment Percentage.

         Each borrowing from the Banks hereunder shall be made pro rata according to the Banks' respective Applicable Commitment Percentages. The Revolving EXIM Loans may be made as follows:

         A.       EXIM Revolving Credit.

         1.       Revolving EXIM Loans.

         Subject to the terms and conditions of this Agreement, during the Commitment Period, the Banks shall make a Revolving EXIM Loan to U.S. Borrower in such amount or amounts as U.S. Borrower may from time to time request, but not exceeding in aggregate principal amount at any time outstanding hereunder the aggregate amount of the Revolving EXIM Credit Commitment. U.S. Borrower shall have the option, subject to the terms and conditions set forth herein, to borrow Revolving EXIM Loans, maturing on the last day of the Commitment Period, by means of U.S. Base Rate Loans.

         U.S. Borrower shall pay interest on the unpaid principal amount of U.S. Base Rate Loans outstanding from time to time from the date thereof until paid at the Base Rate from time to time in effect. Interest on such U.S. Base Rate Loans shall be payable, commencing September 1, 2002, and on the 1st day of each succeeding month thereafter, and at the maturity thereof.

         The obligation of U.S. Borrower to repay the U.S. Base Rate Loans made by each Bank and to pay interest thereon shall be evidenced by a Revolving EXIM Credit Note in the form of EXHIBIT A hereto, dated the Closing Date, and payable to the order of such Bank in the principal amount of its Revolving EXIM Credit Commitment, or, if less, the aggregate unpaid principal amount of Revolving EXIM Loans made hereunder by such Bank. Subject to the provisions of this Agreement, U.S. Borrower shall be entitled under this subsection 1 of Section 2.1A to borrow funds, repay the same in whole or in part and re-borrow hereunder at any time and from time to time during the Commitment Period.

                  SECTION 2.2. CONDITIONS TO EXIM LOANS. The obligation of the Banks to make, convert or continue any Loan, is conditioned, in the case of each borrowing, conversion continuation hereunder, upon:

         (a) all conditions precedent as listed in Article IV hereof shall have been satisfied;

         (b) with respect to any Revolving EXIM Loan, receipt by Agent of a Notice of Loan from U.S. Borrower, such notice to be received by 11:00 A.M. (Cleveland, Ohio time) on the proposed date of borrowing or conversion with respect to a U.S. Base Rate Loan,. Agent shall notify each Bank of the date, amount promptly upon the receipt of such notice, and, in any event, by 2:00 P.M. (Cleveland, Ohio time) on the date such notice is received. On the date that any such Loan is to be made, each Bank shall provide Agent at the Designated Lending Office, not later than 3:00 P.M. (Cleveland, Ohio time), with the Dollar amount in federal or other immediately available funds, required of it;

         (c) each request of U.S. Borrower for a U.S. Base Rate Loan shall be in an amount of not less than Five Hundred Thousand Dollars ($500,000), increased by increments of One Hundred Thousand Dollars ($100,000);

         (d) the fact that no Unmatured Event of Default or Event of Default shall then exist or immediately after the making, conversion or continuation of the Loan would exist; and

         (e) the fact that each of the representations and warranties contained in Article VI hereof shall be true and correct in all material respects with the same force and effect as if made on and as of the date of the making, conversion or continuation of the Loan, except to the extent that any thereof expressly relate to an earlier date.

         Each request by any U.S. Borrower for the making, conversion or continuation of a Loan, shall be deemed to be a representation and warranty by such U.S. Borrower of the date of such request as to the facts specified in (g) and (h) above.

                      SECTION 2.3. PAYMENT ON NOTES, ETC.

         (a) PAYMENTS IN DOLLARS. All payments of principal, interest and EXIM Commitment and other fees shall be made to Agent in Dollars and in immediately available funds for the account of the Banks. Payments must be received at the Designated Lending Office not later than 11:00 A.M. (Cleveland, Ohio time) to be deemed to have been made and received on that day.

         (b) APPLICATION OF PAYMENTS. U.S. Borrower recognizes that the amounts evidenced by checks, notes, drafts or any other items of payment relating to and/or proceeds of certain collateral for the EXIM Loans hereunder may not be collectible by Agent on the date received. In consideration of Agent's agreement to conditionally credit U.S. Borrower's respective accounts as of the Business Day on which Agent receives those items of payment in accordance with the time periods set forth above, U.S. Borrower agrees that, in computing the amounts payable under this Agreement, all items of payment shall be deemed applied by Agent on account of the Debt one (1) Business Day after the Business Day that Agent receives such payments via wire transfer or electronic depository check. Agent is not, however, required to credit U.S. Borrower's account for the amount of any item of payment that is unsatisfactory to Agent, and Agent may charge U.S. Borrower's account for the amount of any item of payment credited to such account that is returned to Agent unpaid.

         (c) PAYMENTS NET OF TAXES.

             (i) GENERAL PROVISIONS. All payments under this Agreement shall be made absolutely net of, without deduction or offset for, and altogether free and clear of, any and all present and future taxes, levies, deductions, charges and withholdings and all liabilities with respect thereto, under the laws of the United States of America or any foreign jurisdiction (or any state or political subdivision thereof), excluding income and franchise taxes imposed on any Bank (and withholding relating thereto) under the laws of the United States of America or any other foreign jurisdiction (or any state or political subdivision thereof). If any U.S. Borrower is compelled by law to deduct any such taxes or levies (other than such excluded taxes) or to make any such other deductions, charges or withholdings, then such U.S. Borrower shall pay such additional amounts as may be necessary in order that the net payments after such deduction, and after giving effect to any United States or foreign jurisdiction (or any state or political subdivision thereof) income taxes required to be paid by the Banks in respect of such additional amounts, shall equal the amount of interest provided in Section 2.1 hereof for each Loan plus any principal then due.

         (d) PAYMENTS TO BANKS. Upon Agent's receipt of payments hereunder, Agent shall immediately distribute, in immediately available funds, to each Bank its ratable share, if any, of the amount of principal, interest, and facility and other fees received by it for the account of such Bank. Each Bank shall record any principal, interest or other payments, the principal amounts of the EXIM Loans, all prepayments and the applicable dates with respect to the EXIM Loans made and payments received by such Bank, by such method as such Bank may generally employ; provided, however, that failure to make any such entry shall in no way detract from the obligations of the U.S. Borrower under each such Note. The aggregate unpaid amount of EXIM Loans with respect to such EXIM Loans set forth on the records of Agent shall be rebuttably presumptive evidence of the principal and interest owing and unpaid on each Note.

         (e) TIMING OF PAYMENTS. Whenever any payment to be made hereunder, including, without limitation, any payment to be made on any Note, shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall in each case be included in the computation of the interest payable on such Note.

                 SECTION 2.4. PREPAYMENT.

         (a) RIGHT TO PREPAY. Borrower shall have the right, at any time or from time to time, to prepay, on a pro rata basis for all of the Banks, all or any part of the principal amount of the Revolving EXIM Credit Notes then outstanding, as designated by U.S. Borrower, plus interest accrued on the amount so prepaid to the date of such prepayment and any prepayment fees payable in connection therewith under subsection (b) hereof.

         (b) PREPAYMENT FEES. If U.S. Borrower terminates the Revolving EXIM Credit Commitment, then U.S. Borrower shall pay a prepayment fee to Agent for the pro rata benefit of the Banks in an amount equal to one and one-half percent (1.5%) of the total of the Maximum Revolving EXIM Credit Commitment Amount if prepaid on or after July 1, 2002 through and including June 30, 2003; and one percent (1%) of the total of the Maximum Revolving EXIM Credit Commitment Amount if prepaid on or after July 1, 2003 through and including June 30,

2004; provided, however, that so long as Agent and the Banks remain the Agent and lenders, respectively, under any replacement credit facility, the prepayment fees set forth in this Section 2.6(b)(i) shall not apply;

         (c) NOTICE OF PREPAYMENT. U.S. Borrower shall give Agent notice of prepayment of any Base Rate Loan by not later than 11:00 A.M. (Cleveland, Ohio time) on the Business Day such prepayment is to be made.

                  SECTION 2.5. FACILITY AND OTHER FEES.

         (a) U.S. Borrower shall pay to Agent a facility fee and certain other fees as provided in a certain fee agreement executed by U.S. Borrower and Agent on the date hereof.

         (b) To the extent the fees and expenses referenced in this Agreement or included in the fee letter referenced in (a) above are paid under the terms of the Primary Credit Agreement, no additional such fees and expenses shall be required to be paid hereunder.

                  SECTION 2.6. REDUCTION OF EXIM COMMITMENT.

         (a) U.S. Borrower may at any time or from time to time permanently reduce in whole or ratably in part the U.S. Revolving Credit EXIM Commitment to an amount not less than the U.S. Revolving Exposure, by giving Agent not fewer than three (3) Business Days' notice. Agent shall promptly notify each Bank of the date of each such reduction and such Bank's proportionate share thereof. If required by Agent, the U.S. Borrower, the Banks and Agent shall execute an amendment to this Agreement to make any conforming changes deemed necessary or appropriate by Agent as a result of any such reduction of the U.S. Revolving Credit Commitment. After each such reduction, the facility fees payable with respect to the Revolving EXIM Credit Commitments shall be calculated upon the Revolving EXIM Credit Commitments of the Banks as so reduced.

         (b) If U.S. Borrower reduces in whole the EXIM Commitment, on the effective date of such reduction (U.S. Borrower having prepaid in full the unpaid principal balance, if any, of the EXIM Notes, together with all interest and facility and other fees accrued and unpaid), all of the EXIM Notes shall be delivered to Agent marked "Canceled" and Agent shall redeliver such Notes to the U.S. Borrower. Any partial reduction in the U.S. Revolving EXIM Credit Commitment shall be effective during the remainder of the Commitment Period.

                  SECTION 2.7. COMPUTATION OF INTEREST AND FEES; DEFAULT RATE. Interest on EXIM Loans and facility and other fees and charges hereunder shall be computed on the basis of a year having three hundred sixty (360) days and calculated for the actual number of days elapsed. Anything herein to the contrary notwithstanding, if an Event of Default shall occur hereunder, the principal of each EXIM Note and the unpaid interest thereon shall bear interest, until paid, at the Default Rate. In no event shall the rate of interest hereunder exceed the maximum rate allowable by law.

                  SECTION 2.8. MANDATORY PAYMENT.

         (a) If the Revolving EXIM Credit Exposure at any time exceeds the Maximum Revolving EXIM Credit Commitment Amount, U.S. Borrower shall, as promptly as practicable, but in no event later than the next Business Day, prepay an aggregate principal amount of Revolving EXIM Loans sufficient to bring the Revolving Credit Exposure within the Maximum Revolving EXIM Credit Commitment Amount.

         (b) If the U.S. Revolving Exposure at any time exceeds the U.S. Revolving EXIM Credit Commitment, U.S. Borrower shall, as promptly as practicable, but in no event later than the next Business Day, prepay an aggregate principal amount of Revolving EXIM Loans sufficient to bring the U.S. Revolving Exposure within the aggregate amount of the U.S. Revolving EXIM Credit Commitment.

 ARTICLE III. ADDITIONAL PROVISIONS RELATING TO EXIM LOANS; INCREASED CAPITAL;
                                     TAXES.

                  SECTION 3.1. TAX LAW, ETC. In the event that by reason of any law, regulation or requirement or in the interpretation thereof by an official authority, or the imposition of any requirement of any central bank whether or not having the force of law, any Bank shall, with respect to this Agreement or any transaction under this Agreement, be subjected to any tax, levy, impost, charge, fee, duty, deduction or withholding of any kind whatsoever (other than any tax imposed upon the total net income of such Bank) and if any such measures or any other similar measure shall result in a reduction in the amount of principal, interest or facility fee receivable by such Bank in respect thereof, then such Bank shall promptly notify the appropriate U.S. Borrower stating the reasons therefor. U.S. Borrower shall thereafter pay to such Bank, upon demand from time to, as additional consideration hereunder, such additional amounts as shall fully compensate such Bank for such increased cost or reduced amount. A certificate as to any such increased cost or reduced amount, setting forth the calculations therefor, shall be submitted by such Bank to U.S. Borrower and shall, in the absence of manifest error, be conclusive and binding as to the amount thereof.

         If any Bank determines that such Bank has actually received or realized any tax refund or any reduction of, or credit against, such Bank's tax liabilities in or with respect to the taxable year in which the additional amount is paid pursuant to this Section 3.2, such Bank shall pay to such U.S. Borrower an amount that such Bank shall, in its sole discretion, determine is equal to the net benefit, after tax, which was obtained by such Bank in such year as a consequence of such tax benefit; provided, however, that any Bank may determine in its sole discretion consistent with the policies of such Bank whether to seek a tax benefit, and nothing in this Section 3.2 shall require a Bank to disclose any confidential information to U.S. Borrower (including, without limitation, its tax returns). If Bank later determines, based on an audit or otherwise, that it was not entitled to the full amount of any refund reimbursed to U.S. Borrower as aforesaid or that its net income taxes are not reduced by a credit or deduction for the full amount of taxes reimbursed to U.S. Borrower as aforesaid, such U.S. Borrower, upon demand of such Bank, shall promptly pay to such Bank the amount so refunded to which such Bank was not so entitled, or the amount by which the net income taxes of such Bank were not so reduced, as the case may be.

                  SECTION 3.2. INDEMNITY; FUNDING; CAPITAL ADEQUACY. If any Bank shall have determined, after the Closing Date, that the adoption of any applicable law, rule, regulation or guideline regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its lending office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Bank's capital (or the capital of its holding company) as a consequence of its obligations hereunder to a level below that which such Bank (or its holding company) could have achieved but for such adoption, change or compliance (taking into consideration such Bank's policies or the policies of its holding company with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within fifteen (15) days after demand by such Bank (with a copy to Agent), U.S. Borrower shall pay to such Bank such additional amount or amounts as shall compensate such Bank (or its holding company) for such reduction. Each Bank shall designate a different lending office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods. Failure on the part of any Bank to demand compensation for any reduction in return on capital with respect to any period shall not constitute a waiver of such Bank's rights to demand compensation for any reduction in return on capital in such period or in any other period. The protection of this Section shall be available to each Bank regardless of any possible contention of the invalidity or inapplicability of the law, regulation or other condition which shall have been imposed.

                        ARTICLE IV. CONDITIONS PRECEDENT

         The obligation of the Banks to make the first EXIM Loan is subject to U.S. Borrower satisfying each of the following conditions, certain of which have been satisfied in connection with the Primary Credit Agreement:

                  SECTION 4.1. NOTE. U.S. Borrower shall have executed and delivered to each Bank its Revolving EXIM Credit Note.

                  SECTION 4.2. GUARANTIES OF PAYMENT. Each U.S. Guarantor shall have executed and delivered to Agent, for the benefit of the Banks, a Guaranty of Payment.

                  SECTION 4.3. SECURITY AGREEMENTS. Each Borrower and each U.S. Guarantor shall have executed and delivered to Agent, for the benefit of the Banks, a Security Agreement and such other documents as may be required by Agent to create or perfect the Liens of Agent in the assets of each Borrower and each Guarantor of Payment, for the benefit of the Banks.

                  SECTION 4.4. COLLATERAL ASSIGNMENT AND SECURITY
AGREEMENTS.Each Borrower and Guarantor of Payment, as requested, shall have executed and delivered to Agent, for the benefit of the Banks, a Collateral Assignment and Security Agreement.

                  SECTION 4.5. PLEDGE AGREEMENTS. U.S. Borrower shall have executed and delivered to Agent, for the benefit of the Banks, the Pledge Agreement with respect to the stock of the Companies listed on Schedule 4.5 of the Disclosure Statement, together with delivery of the share certificates referenced therein and the appropriate stock powers.

                  SECTION 4.6. OFFICER'S CERTIFICATE, RESOLUTIONS, ORGANIZATIONAL DOCUMENTS. Each Borrower and U.S. Guarantor shall have delivered to Agent an officer's certificate certifying the names of the officers of such Borrower or U.S. Guarantor authorized to sign the Loan Documents to which such Borrower or U.S. Guarantor, as the case may be, is a party, together with the true signatures of such officers, and certified copies of (a) the resolutions of the board of directors of each Borrower and U.S. Guarantor evidencing approval of the execution and delivery of the Loan Documents and the execution of other Related Writings to which such Borrower or U.S. Guarantor, as the case may be, is a party, and (b) the Articles (or Certificate) of Incorporation and Regulations (Bylaws) (or equivalent organizational or constitutional and governing documents) and all amendments thereto of each Borrower and U.S. Guarantor.

                  SECTION 4.7. LEGAL OPINIONS. Agent and each of the Banks shall have received opinions of counsel for U.S. Borrower in form and substance satisfactory to Agent and the Banks.

                  SECTION 4.8. GOOD STANDING CERTIFICATES. Agent and each of the Banks shall have received a good standing certificate (or foreign equivalent) for each Borrower and Guarantor of Payment, issued on or about the Original Closing Date by the Secretary of State (or foreign equivalent) in the jurisdiction where such Borrower or Guarantor of Payment is organized and in each jurisdiction where such Borrower or such Guarantor of Payment conducts a material amount of business.

                  SECTION 4.9. FINANCING STATEMENTS AND LIEN SEARCHES. With respect to the property owned or leased by each Borrower and each U.S. Guarantor, U.S. Borrower shall have caused to be delivered to Agent: (a) U.C.C. and Personal Property Security Act financing and registration statements satisfactory to Agent; (b) the results of U.C.C. and Personal Property Security Act lien searches, satisfactory to Agent; (c) the results of federal and state tax lien and judicial lien searches, satisfactory to Agent; and (d) U.C.C. and Personal Property Security Act termination statements reflecting termination of all financing and registration statements previously filed by any other party having a security interest in any part of the collateral or any other property securing the Debt.

                  SECTION 4.10. AMENDMENT TO PRIMARY CREDIT AGREEMENT; CONDITIONS SATISFIED. U.S. Borrower shall have entered into an amendment to the Primary Credit Agreement in form and substance satisfactory to Agent and the Banks. All conditions to the making of advances under the Primary Credit Agreement have been satisfied.

                  SECTION 4.11. INDENTURE. With respect to the Indenture, U.S. Borrower shall have provided to Agent (a) a certificate to the effect that no Default, as defined in the Indenture, exists under the Indenture, and (b) a copy of the Indenture and all ancillary documents related thereto, certified by an officer of U.S. Borrower as being true and complete.

                  SECTION 4.12. [INTENTIONALLY OMITTED].

                  SECTION 4.13. INSURANCE CERTIFICATES. U.S. Borrower and each other Borrower, as appropriate, shall have delivered to Agent evidence of insurance, in form and substance satisfactory to Agent, of adequate personal property and liability insurance of each Borrower and each U.S. Guarantor, with Agent listed as mortgagee, loss payee and additional insured for the benefit of the Banks.

                  SECTION 4.14. INTEREST RATE PROTECTION. U.S. Borrower shall have provided evidence that U.S. Borrower has entered into a Hedge Agreement, on terms and conditions satisfactory to Agent, with respect to the Indebtedness evidenced by the Term Notes.

                  SECTION 4.15. LANDLORDS' AND MORTGAGEES' WAIVERS. U.S. Borrower shall have delivered a landlord's waiver and mortgagee's waiver, if applicable, each in form and substance satisfactory to Agent, for each location not owned by a Borrower or a Guarantor of Payment where any of the collateral or other property securing any part of the Debt is located.

                  SECTION 4.16. COLLATERAL AUDIT AND EQUIPMENT APPRAISAL. Agent shall have received the results of a collateral audit, equipment appraisal and such other appraisals as Agent may deem necessary, results of which shall be satisfactory to Agent.

                 SECTION 4.17. CASH COLLATERAL AND OTHER ACCOUNTS. Each U.S. Borrower and each U.S. Guarantor shall have established such cash collateral and other accounts as may be required by Agent and shall have executed and delivered, or cause to be executed and delivered, such lockbox agreements and blocked account agreements as Agent shall require.

                  SECTION 4.18. ASSIGNMENT OF LIFE INSURANCE POLICY.

           U.S. Borrower shall have executed and delivered to Agent for the benefit of the Banks the Assignment of Life Insurance Policy in an amount of not less than Eight Million Dollars ($8,000,000).

                  SECTION 4.19. U.S. BORROWERS' CERTIFICATE.

           Agent shall have received an initial U.S. Borrower Certificate, dated as of the Closing Date.

                  SECTION 4.20. MASTER GUARANTEE AGREEMENT AND BORROWER
AGREEMENT.

          Agent has received the Master Guarantee Agreement executed by EXIM Bank in form and substance acceptable to Agent, together with all related documents required by Agent. U.S. Borrower and the other parties thereto have executed and delivered to Agent the Borrower Agreement.

                  SECTION 4.21. MISCELLANEOUS.

          Each Borrower and each Guarantor shall have provided such other items and shall have satisfied such other conditions as may be reasonably required by Agent or the Banks.

                              ARTICLE V. COVENANTS

         U.S. Borrower agrees that so long as the EXIM Commitment remains in effect and thereafter until the principal of and interest on all Notes and all other payments and fees due hereunder shall have been paid in full, U.S. Borrower shall perform and observe, and shall cause each Subsidiary, as applicable, to perform and observe, each of the following provisions:

                  SECTION 5.1. INSURANCE. Each Company shall at all times maintain insurance upon all of its personal and real property in such form, written by such companies, in such amounts, for such period, and against such risks as may be acceptable to Agent, with provisions satisfactory to Agent, for payment of all losses thereunder to Agent, for the benefit of the Banks, and such Company as their interests may appear (loss payable endorsement in favor of Agent, for the benefit of the Banks), and, if required by Agent, U.S. Borrower shall deposit the policies with Agent. Any such policies of insurance shall provide for no fewer than thirty (30) days prior written notice of cancellation to Agent and the Banks. Any sums received by Agent, for the benefit of the Banks, in payment of insurance losses, returns, or unearned premiums under the policies may, at the option of Agent, be applied upon any applicable (as determined by Agent) portion of the Debt, whether or not the same is then due and payable, or may be delivered to the Company that owns the damaged property for the purpose of replacing, repairing, or restoring the insured property. Agent is hereby authorized to act as attorney-in-fact for each U.S. Borrower in obtaining, adjusting, settling and canceling such insurance and indorsing any drafts. In the event of failure to provide such insurance as herein provided, Agent may, at its option, provide such insurance and U.S. Borrower shall pay to Agent, upon demand, the cost thereof. Should U.S. Borrower fail to pay such sum to Agent upon demand, interest shall accrue thereon, from the date of demand until paid in full, at the Default Rate. Within ten (10) days of any Bank's written request, the Company to which such request was delivered shall furnish to such Bank such information about such Company's insurance as such Bank may from time to time reasonably request, which information shall be prepared in form and detail satisfactory to such Bank and certified by a Financial Officer of such Company.

                  SECTION 5.2. MONEY OBLIGATIONS. Each Company shall pay in full
(a) prior in each case to the date when penalties would attach, all taxes, assessments and governmental charges and levies (except only those so long as and to the extent that the same shall be contested in good faith by appropriate and timely proceedings and for which adequate accruals have been established in accordance with GAAP) for which it may be or become liable or to which any or all of its properties may be or become subject; (b) all of its wage obligations to its employees in compliance with, as applicable, the Fair Labor Standards Act (29 U.S.C. 206-207) and (c) all of its other obligations calling for the payment of money (except only those so long as and to the extent that the same shall be contested in good faith and for which adequate accruals have been established in accordance with GAAP) before such payment becomes overdue.

                  SECTION 5.3. FINANCIAL STATEMENTS. U.S. Borrower shall furnish to each Bank:

         (a) Annual Financial Statements. As soon as available and in any event within ninety (90) days after the close of each fiscal year of U.S. Borrower, the Consolidated and consolidating balance sheets of U.S. Borrower and its Subsidiaries as at the end of such fiscal year and the related Consolidated and consolidating statements of income, of stockholder's equity and of cash flows for such fiscal year, in each case setting forth comparative figures for the preceding fiscal year, all in reasonable detail and accompanied by:

             (i) the opinion with respect to such Consolidated financial statements of independent public accountants of recognized national standing selected by U.S. Borrower, and reasonably acceptable to Agent, which opinion shall be unqualified and shall (A) state that such accountants audited such Consolidated financial statements in accordance with generally accepted auditing standards, that such accountants believe that such audit provides a reasonable basis for their opinion, and that in their opinion such consolidated financial statements present fairly, in all material respects, the Consolidated financial position of U.S. Borrower and its Subsidiaries as at the end of such fiscal year and the Consolidated results of their operations and cash flows for such fiscal year in conformity with GAAP, or (B) contain such statements as are customarily included in unqualified reports of independent accountants in conformity with the recommendations and requirements of the American Institute of Certified Public Accountants (or any successor organization); and

             (ii) a certificate of or letter from such independent accountants containing certified computations with respect to compliance with the provisions of Section 5.7 of this Agreement and stating whether or not their examination of such financial statements has disclosed the existence, during the fiscal year covered by such financial statements, of any condition or event which constitutes an Unmatured Event of Default or Event of Default, and if their examination has disclosed any such condition or event, specifying the nature and period of existence thereof (which certificate or letter may contain such statements as are customarily included in similar certifications of independent accountants in conformity with the recommendations and requirements of the American Institute of Certified Public Accountants (or any successor organization));

         (b) Quarterly Financial Statements. As soon as available and in any event within forty-five (45) days after the close of each of the first three (3) quarterly accounting periods in each fiscal year of U.S. Borrower, the unaudited condensed Consolidated and consolidating balance sheets of U.S. Borrower and its Subsidiaries as at the end of such quarterly period and the related unaudited condensed Consolidated and consolidating statements of income and of cash flows for such quarterly period, and setting forth, in the case of such unaudited Consolidated statements of income and of cash flows, comparative figures for the related periods in the prior fiscal year, and which Consolidated financial statements shall be certified on behalf of U.S. Borrower by a Financial Officer of U.S. Borrower, subject to changes resulting from normal year-end audit adjustments.

         (c) Officer's Compliance Certificates. At the time of the delivery of the financial statements provided for in Sections 5.3(a) and (b) above, a Compliance Certificate on behalf of U.S. Borrower signed by a Financial Officer of U.S. Borrower to the effect that, to the best knowledge of U.S. Borrower, no Unmatured Event of Default or Event of Default exists or, if any Unmatured Event of Default or Event of Default does exist, specifying the nature and extent thereof.

         (d) Monthly Financial Statements. As soon as available and in any event within thirty (30) days after the close of each month during each fiscal year of U.S. Borrower, the unaudited Consolidated and consolidating balance sheets of U.S. Borrower and its Subsidiaries as at the end of such month and the related unaudited Consolidated and consolidating statements of income and of cash flows for such month, and setting forth comparative figures for prior periods, in the form customarily prepared by U.S. Borrower for internal review by senior management.

         (e) Budget. Not later than ninety (90) days after the commencement of each fiscal year of U.S. Borrower and its Subsidiaries, a Consolidated budget in reasonable detail as requested by Agent or the Required Banks, setting forth, with appropriate discussion, the forecasted balance sheet, income statement, operating cash flows and capital expenditures of U.S. Borrower and its Subsidiaries for the period covered thereby, and the principal assumptions upon which forecasts and budget are based.

         (f) SEC Reports and Registration Statements. Promptly upon transmission thereof or other filing with the SEC, copies of all registration statements (other than the exhibits thereto and any registration statement on Form S-8 or its equivalent) and annual, quarterly or current reports that U.S. Borrower or any of its Subsidiaries files with the SEC.

         (g) Auditors' Internal Control Comment Letters, etc. Promptly upon receipt thereof, a copy of each letter or memorandum commenting on internal accounting controls, which is submitted to U.S. Borrower or any Subsidiary by its independent accountants in connection with any annual or interim audit made by them of the books of U.S. Borrower or any Subsidiary.

         (h) Notice of Default, Litigation or Certain Matters Involving Major Customers or Suppliers. Promptly, and in any event within three (3) Business Days, in the case of clause (i) below, or five (5) Business Days, in the case of clause (ii) or (iii) below, after a U.S. Borrower or any Subsidiary obtains knowledge thereof, notice of:

                  (i) the occurrence of any event that constitutes an Unmatured Event of Default or Event of Default, which notice shall specify the nature thereof, the period of existence thereof and what action U.S. Borrower proposes to take with respect thereto,

                  (ii) any litigation or governmental or regulatory proceeding pending against U.S. Borrower or any of its Subsidiaries which is likely to have a Material Adverse Effect or a Material Adverse Effect on the ability of U.S. Borrower to perform its obligations hereunder or under any other Loan Document, and

                  (iii) any significant adverse change (in a Borrower's reasonable judgment) in a Borrower's or any Subsidiary's relationship with, or any significant event or circumstance which is in such Borrower's reasonable judgment likely to significantly and adversely affect such Borrower's or any Subsidiary's relationship with, any customer (or related group of customers) representing more than 10% of such U.S. Borrower's or Subsidiary's consolidated revenues during its most recent fiscal year (provided the same is not nominal or deminimis considering the Companies taken as a whole), or (B) any supplier that is significant to a Borrower and its Subsidiaries taken as a whole.

         (i) Other Information. Within ten (10) days of Agent's or any Bank's written request, such other information about the financial condition, properties and operations of any Company as Agent or such Bank may from time to time reasonably request, which information shall be submitted in form and detail satisfactory to Agent or such Bank and certified by a Financial Officer of the Company or Companies in question.

         (j) U.S. Borrower's Certificate. As frequently as Agent may request, but no less frequently than monthly, a U.S. Borrower's Certificate prepared by a Financial Officer of U.S. Borrower.

         (k) Accounts Aging and Inventory Report. Within twenty (20) days after the end of each month, an accounts aging report and an inventory report of each Company, in form and substance satisfactory to Agent and the Required Banks.

         (l) Assignment of Sales. A weekly delivery of U.S. Borrower's assignment of sales.

         (m) Purchase Orders. At such intervals as Agent may require, copies of buyer purchase orders in connection with export-related sales of U.S. Borrower or a summary list of such purchase orders.

         (n) Tax Statements. Copies of U.S. Borrower's and each Guarantor of Payment's federal tax returns promptly, but in all events within thirty (30) days, after the filing thereof with the Internal Revenue Service or similar foreign taxing authority, if applicable, together with any amendments thereto or extensions thereof.

                  SECTION 5.4. FINANCIAL RECORDS. Each Company shall at all times maintain true and complete records and books of account including, without limiting the generality of the foregoing, appropriate accruals for possible losses and liabilities and at all reasonable times (during normal business hours and upon notice to such Company) permit Agent or any of the Banks to examine such Company's books and records and to make excerpts therefrom and transcripts thereof.

                  SECTION 5.5. FRANCHISES. Each Company shall preserve and maintain at all times its existence, rights and franchises.

                  SECTION 5.6. ERISA COMPLIANCE. Neither U.S. Borrower nor any U.S. Guarantor shall incur any material accumulated funding deficiency within the meaning of ERISA, or any material liability to the PBGC, established thereunder in connection with any Plan. U.S. Borrower shall furnish to the Banks
(a) as soon as possible and in any event within thirty (30) days after any Company knows or has reason to know that, as applicable, any Reportable Event or other violation or event requiring notice under applicable statutes or regulations with respect to any Plan has occurred, a statement of the Financial Officer of such Company, setting forth details as to such Reportable Event or other violation or event requiring notice under applicable statutes or regulations and the action that such Company proposes to take with respect thereto, together with a copy of any notice given to the PBCG or other governing authority, if a copy of such notice is available to such Company, and (b) promptly after receipt thereof, a copy of any notice such Company, or any member of the Controlled Group, as applicable, may receive from, as applicable, the PBGC, the Internal Revenue Service or other governing authority with respect to any Plan administered by such Company; provided, that this latter clause shall not apply to notices of general application promulgated by the PBGC, the Internal Revenue Service or other governing authority. U.S. Borrower shall promptly notify the Banks of any material taxes assessed, proposed to be assessed or which U.S. Borrower have reason to believe may be assessed against a Company by the Internal Revenue Service or other governing authority with respect to any Plan. As used in this Section "material" means the measure of a matter of significance which shall be determined as being an amount equal to five percent (5%) of the Consolidated Net Worth (as hereinafter defined) of the Companies. As soon as practicable, and in any event within twenty (20) days, after any Company becomes aware that, as applicable, an ERISA Event or event which may cause a material liability to a Company has occurred, such Company shall provide Agent and the Banks with notice of such ERISA Event or such other event with a certificate by a Financial Officer of such Company setting forth the details of the event and the action such Company or another Controlled Group member proposes to take with respect thereto. U.S. Borrower shall, at the request of Agent or any Bank, deliver or cause to be delivered to Agent or such Bank, as the case may be, true and correct copies of any documents relating to the Plan of any Company. As used herein, "Consolidated Net Worth" shall mean, at any date, the Consolidated stockholders' equity of the Companies, determined as of such date in accordance with GAAP.

                  SECTION 5.7. FIXED CHARGE COVERAGE RATIO. U.S. Borrower shall maintain a Fixed Charge Coverage Ratio, based upon the Consolidated financial statements of U.S. Borrower for the most recently completed four (4) fiscal quarters (except as otherwise specified in (i), (ii) and (iii) hereof), to be:
(i) for the six (6) months ending September 30, 2002, not less than 1.00 to 1.00; (ii) for the nine (9) months ending December 31, 2002, not less than 1.00 to 1.00; and for each period ending March 31, 2003 (on a rolling four quarters basis) and thereafter, not less than 1.00 or 1.00.

                  SECTION 5.8. BORROWING. No Company shall, without the prior written consent of Agent and the Required Banks, create, incur or have outstanding any obligation for borrowed money or any Indebtedness of any kind; provided, that this Section shall not apply to:

         (a) the Loans and any other Indebtedness incurred to Agent or the Banks pursuant to this Agreement and the Primary Credit Agreement;

         (b) One Million Dollars ($1,000,000) of borrowings in the aggregate for U.S. Borrower and U.S. Guarantors;

         (c) any loans or capital leases to a Company for the purchase or lease of assets, which loans or leases are secured by the assets being purchased or leased, so long as the aggregate principal amount of all such loans or leases does not exceed Eight Million Dollars ($8,000,000);

         (d) the Indebtedness set forth in the Disclosure Statement;

         (e) the Indebtedness incurred pursuant to the Indenture, so long as there is no increase therein after the Original Closing Date;

         (f) (i) loans, advances and guarantees to a Company from a Company so long as each Company receiving such loans, advances or guarantees is a U.S. Borrower or Guarantor of Payment or (ii) loans, advances and guarantees by a Subsidiary which is not a U.S. Borrower or a Guarantor of Payment to a Wholly Owned Subsidiary of the U.S. Borrower;

         (g) Indebtedness under any Hedge Agreement; or

         (h) Indebtedness of Foreign Subsidiaries (other than United Kingdom or Canadian Subsidiaries, Ruud Australia LLC, Advanced Lighting Technologies, Australia Inc. or Venture Lighting-India) in an aggregate amount at any time outstanding, for all of the foregoing Subsidiaries, not in excess of One Million Dollars ($1,000,000).

         (i) Indebtedness incurred by DSI in an aggregate amount not to exceed $11,000,000 in connection with the acquisition of property located in California.

         (j) Indebtedness in the form of leases or other long-term obligations, provided that the outstanding principal balance of the Term Loan is concurrently reduced by the amount of such Indebtedness.

                  SECTION 5.9. LIENS. No Company shall, without the prior written consent of Agent and the Required Banks, create, assume or suffer to exist any Lien upon any of its property or assets, whether now owned or hereafter acquired; provided that this Section shall not apply to the following:

         (a) Liens for taxes not yet due or that are being actively contested in good faith by appropriate proceedings and for which adequate accruals have been established in accordance with GAAP;

         (b) other statutory Liens incidental to the conduct of its business or the ownership of its property and assets that (i) were not incurred in connection with the borrowing of money or the obtaining of advances or credit, and (ii) do not in the aggregate materially detract from the value of its property or assets or materially impair the use thereof in the operation of its business;

         (c) Liens on property or assets of a Subsidiary to secure obligations of such Subsidiary to a Borrower or a Guarantor of Payment;

         (d) the Liens set forth on the Disclosure Statement;

         (e) Liens on fixed assets securing the loans or capital leases pursuant to Section 5.7 (c) or (d) hereof, provided that such Lien only attaches to the property being acquired or leased;

         (f) any mortgage, security interest or Lien securing only Indebtedness incurred to Agent, for the benefit of the Banks;

         (g) easements, rights-of-way or other minor defects or irregularities in title to real property owned by a Company not interfering in any material respect with the use of such property in the business of any Company;

         (h) Liens ratably securing Indenture obligations approved by the Required Banks, in their sole discretion;

         (i) Liens securing Indebtedness permitted by Sections 5.8(b), (h) and
(i) hereof; or

         (j) Liens arising out of title retention provisions in a supplier's standard conditions for supply of goods required in the order of the usual course of trading.

No Company shall enter into any contract or agreement (other than the Indenture and as set forth on the Disclosure Statement) that would prohibit Agent or the Banks from acquiring a security interest, mortgage or other Lien on, or a collateral assignment of, any of the property or assets of a Company.

                  SECTION 5.10. REGULATIONS U AND X. To the extent applicable, no Company shall take any action that would result in any non-compliance of the EXIM Loans with Regulations U and X of the Board of Governors of the Federal Reserve System.

                  SECTION 5.11. INVESTMENTS AND EXIM LOANS. No Company shall, without the prior written consent of Agent and the Required Banks, (a) create, acquire or hold any Subsidiary, (b) make or hold any investment in any stocks, bonds or securities of any kind, (c) be or become a party to any joint venture or other partnership, (d) make or keep outstanding any advance or loan to any Person, or (e) be or become a Guarantor of any kind, except guarantees securing only Indebtedness of the Companies incurred or permitted pursuant to this Agreement; provided, that this Section shall not apply to:

         (i) any endorsement of a check or other medium of payment for deposit or collection through normal banking channels or similar transaction in the normal course of business;

         (ii) any investment in direct obligations of the United States of America or in certificates of deposit issued by a member bank of the Federal Reserve System;

         (iii) any investment in commercial paper or securities which at the time of such investment is assigned the highest quality rating in accordance with the rating systems employed by either Moody's or Standard & Poor's;

         (iv) investments, loans or guarantees listed on the Disclosure Statement and the holding of Subsidiaries listed on the Disclosure Statement;

         (v) (i) loans, investments, advances and guarantees to a Company from a Company so long as each Company receiving such loans, investments, advances or guarantees is a U.S. Borrower or Guarantor of Payment or (ii) loans, advances or guarantees by a Subsidiary which is not a U.S. Borrower or a Guarantor of Payment to a Wholly Owned Subsidiary of Borrower or investments by such a Subsidiary in any Wholly Owned Subsidiary of U.S. Borrower.

         (vi) any guaranty of the Indebtedness permitted pursuant to Section 5.8 hereof;

         (vii) any advance or loan to an officer or employee of a U.S. Borrower or a Subsidiary made in the ordinary course of such Company's business, so long as all such advances and loans from all Companies aggregate not more than the maximum principal sum of Four Million Dollars ($4,000,000) at any time outstanding (excluding the loan to Wayne R. Hellman referred to in (viii) below);

         (viii) the loan from U.S. Borrower to Wayne R. Hellman, outstanding on the Closing Date in the principal amount as of June 30,2002, of $12,789,350;

         (ix) other guarantees not exceeding Two Million Dollars ($2,000,000) in the aggregate for all Companies at any time; provided that, immediately after giving effect thereto, the Total Unused Credit Availability shall be at least Ten Million Dollars ($10,000,000) thereafter;

         (x) Permitted Investments; or

         (xi) certain promissory notes in the aggregate principal amount not to exceed Six Million Dollars ($6,000,000) issued by Ruud Lighting, Inc. and the shareholders thereof in favor of U.S. Borrower.

                  SECTION 5.12. MERGER AND SALE OF ASSETS. No Company, without the prior written consent of Agent and the Required Banks, shall merge, amalgamate or consolidate with any other Person, or sell, lease or transfer or otherwise dispose of any assets to any Person other than in the ordinary course of business, except that this Section 5.12 shall not prohibit transactions permitted under Section 5.11(v) and that if no Unmatured Event of Default or Event of Default shall then exist or immediately thereafter shall begin to exist:

         (a) any Subsidiary (other than Borrower) may merge with (i) a Borrower (provided that such Borrower shall be the continuing or surviving Person) or
(ii) any one or more Guarantors of Payment, provided that either (A) the continuing or surviving Person shall be a Wholly-Owned Subsidiary that is a Guarantor of Payment, or (B) after giving effect to any merger pursuant to this sub-clause (ii), a Borrower and/or one or more Wholly-Owned Subsidiaries that are Guarantors of Payment shall own not less than the same percentage of the outstanding Voting Stock (or voting power of all outstanding Voting Stock) of the continuing or surviving Person as such Borrower and/or one or more Wholly-Owned Subsidiaries (which are Guarantors of Payment) owned of the merged Subsidiary immediately prior to such merger;

         (b) any Subsidiary (other than a Borrower) may sell, lease, transfer or otherwise dispose of any of its assets to (i) a Borrower, (ii) any Wholly-Owned Subsidiary that is a Guarantor of Payment, or (iii) any Guarantor of Payment, of which a Borrower and/or one or more Wholly-Owned Subsidiaries, that are Guarantors of Payment, shall own not less than the same percentage of Voting Stock (or voting power of all outstanding Voting Stock) as a Borrower and/or one or more Wholly-Owned Subsidiaries (which are Guarantors of Payment) then own of the Subsidiary making such sale, lease, transfer or other disposition;

         (c) any Company may effect a Permitted Disposition; and

         (d) any Canadian Borrower may merge with another Canadian Borrower or any UK Borrower may merge with another UK Borrower.

                  SECTION 5.13. ACQUISITIONS. After the Original Closing Date, no U.S. Borrower or Subsidiary shall effect any Acquisition other than a Permitted Acquisition or Permitted Investment; provided, however, that no Permitted Acquisition or Permitted Investment shall be permitted unless, at the time of, and after giving effect to, such Permitted Acquisition, the Total Unused Credit Availability is at least $10,000,000.

                  SECTION 5.14. NOTICE. U.S. Borrower shall cause a Financial Officer to promptly notify Agent and the Banks whenever any Unmatured Event of Default or Event of Default may occur hereunder or any representation or warranty made in Article VI hereof or elsewhere in this Agreement or in any Related Writing may for any reason cease in any material respect to be true and complete.

                  SECTION 5.15. ENVIRONMENTAL COMPLIANCE. Each Company shall comply in all respects with any and all Environmental Laws applicable to it including, without limitation, all Environmental Laws in jurisdictions in which any Company owns or operates a facility or site, arranges for disposal or treatment of hazardous substances, solid waste or other wastes, accepts for transport any hazardous substances, solid waste or other wastes or holds any interest in real property or otherwise, except to the extent non-compliance will not result in a Material Adverse Effect. Borrowers shall furnish to the Banks, promptly after receipt thereof, a copy of any notice any Company may receive from any governmental authority or private Person or otherwise that any material litigation or proceeding pertaining to any environmental, health or safety matter has been filed or is threatened against such Company, any real property in which such Company holds any interest or any past or present operation of such Company. No Company shall allow the release or disposal of hazardous waste, solid waste or other wastes on, under or to any real property in which any Company holds any interest or performs any of its operations, in violation of any Environmental Law applicable to it to the extent the same may result in a Material Adverse Effect. As used in this Section, "litigation or proceeding" means any demand, claim, notice, suit, suit in equity action, administrative action, investigation or inquiry whether brought by any governmental authority or private Person or otherwise. Borrowers shall defend, indemnify and hold Agent and the Banks harmless against all costs, expenses, claims, damages, penalties and liabilities of every kind or nature whatsoever (including attorneys fees) arising out of or resulting from the noncompliance of any Company with any Environmental Law applicable to it.

                  SECTION 5.16. AFFILIATE TRANSACTIONS. No Company shall, or shall permit any Subsidiary to, directly or indirectly, enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of a Company on terms that are less favorable to such Company or such Subsidiary, as the case may be, than those that might be obtained at the time in a transaction with a non-Affiliate; provided, however, that the foregoing shall not prohibit (a) the payment of customary and reasonable directors' fees to directors who are not employees of a Company or any Affiliate of a Company, or
(b) any transaction between a Borrower or a U.S. Guarantor and an Affiliate (if a Borrower or Guarantor of Payment) which such Borrower reasonably determines in good faith is beneficial to such Borrower and its Affiliates as a whole and which is not entered into for the purpose of hindering the exercise by Agent or the Banks of their rights or remedies under this Agreement.

                  SECTION 5.17. USE OF PROCEEDS. U.S. Borrower's use of the proceeds of the EXIM Loans shall be for working capital of U.S. Borrower and their Subsidiaries, including to acquire inventory, finance receivables and satisfy direct and indirect costs. All export sales supported by the EXIM Loans made available under this Agreement must have U.S. content of more than 50% and represent an export from the United States.

                  SECTION 5.18. CORPORATE NAMES. No Borrower or Guarantor of Payment shall change its corporate name, unless, in each case, such Company shall provide Agent with at least thirty (30) days prior written notice thereof.

                  SECTION 5.19. AMENDMENT OF ORGANIZATIONAL DOCUMENTS. No U.S. Borrower or Guarantor of Payment shall amend its Articles of Incorporation, or charter or constitutional or equivalent documents without the prior written consent of Agent.

                  SECTION 5.20. CAPITAL DISTRIBUTIONS. U.S. Borrower shall not pay or commit itself to pay Capital Distributions at any time.

                  SECTION 5.21. INDENTURE PAYMENTS.

           U.S. Borrower shall not make any prepayment, redemption, defeasance or covenant defeasance of any kind with respect to the Indebtedness evidence by the Indenture; PROVIDED, HOWEVER, that so long as there does not exist, nor immediately thereafter shall begin to exist, an Unmatured Event of Default or an Event of Default, U.S. Borrower may make payments of interest required by the terms and conditions of the Indenture.

                  SECTION 5.22. SUBSIDIARIES CREATED, ACQUIRED OR HELD SUBSEQUENT TO ORIGINAL CLOSING DATE.

         (a) Subject to Section 5.22(b) hereof, each Subsidiary created, acquired or held subsequent to the Original Closing Date (i) shall immediately execute and deliver to Agent for the benefit of the Banks a Guaranty of Payment and such Security Documents as Agent shall require and shall deliver to Agent and the Banks such corporate governance and authorization documents and an opinion of counsel as may be deemed necessary or advisable by Agent; provided, however, that no Foreign Subsidiary shall be required to execute or deliver any Guaranty of Payment or Security Document so long as the execution thereof will cause or result in an adverse tax consequence to any Company; and (ii) U.S. Borrower or the appropriate Borrower or Guarantor of Payment shall deliver to Agent, for the benefit of the Banks, the share certificates, or other evidence of equity interest, of such Subsidiary pursuant to the terms of the Pledge Agreement executed by such Borrower or such Guarantor of Payment; provided however, that no Company shall be required to pledge more than sixty-five (65%) of the outstanding shares of stock or other equity interest of any Foreign Subsidiary as security for the obligations of U.S. Borrower or the U.S. Guarantors under this Agreement so long as the pledge thereof will cause or result in an adverse tax consequence to any Company.

         (b) Notwithstanding anything in subsection (a) hereof to the contrary, a Subsidiary shall not be required to comply with the requirements of such subsection so long as (i) the total assets of such Subsidiary are less than the amount of One Hundred Thousand Dollars ($100,000), and (ii) the aggregate of the total assets of all such Subsidiaries with total asset values of less than One Hundred Thousand Dollars ($100,000) does not exceed the aggregate amount of Two Hundred Fifty Thousand Dollars ($250,000); provided, that in the event that the total assets of any Subsidiary which has not complied with the requirements of subsection (a) above are at any time equal to or greater than One Hundred Thousand Dollars ($100,000), Borrowers shall provide Agent and the Banks with prompt written notice of such asset value.

                  SECTION 5.23. INSPECTIONS. At all reasonable times and upon reasonable notice Agent and each Bank shall have access to and the right to audit, check, inspect and make abstracts and copies from U.S. Borrower's books, records, audits, correspondence and all other papers relating to collateral securing U.S. Borrower's obligations hereunder and under the EXIM Note and the operation of U.S. Borrower's business. Agent, any Bank and their agents may enter upon Borrower's premises, wherever located, at any time during business hours and at any other reasonable time, and from time to time, for the purpose of inspecting such collateral and any and all records pertaining thereto and the operation of U.S. Borrower's business. Without limiting the foregoing, Agent and each Bank shall have the right to conduct any such inspection on no less than a semiannual basis.

                   ARTICLE VI. REPRESENTATIONS AND WARRANTIES

         U.S. Borrower represents and warrants that the statements set forth in this Article VI are true, correct and complete.

                  SECTION 6.1. CORPORATE EXISTENCE; FOREIGN QUALIFICATION; SUBSIDIARIES.

         (a) U.S. Borrower is an entity duly organized, validly existing and in good standing under the laws of its state or other jurisdiction of organization and is duly qualified and authorized to do business and is in good standing as a foreign entity in each jurisdiction where the character of its property or its business activities makes such qualification necessary, except where the failure to so qualify would not have a Material Adverse Effect.

         (b) The Disclosure Statement sets forth (i) the state (or other jurisdiction) of organization of each Borrower, and (ii) each state (or other jurisdiction) in which each U.S. Borrower is qualified to do business.

         (c) The Disclosure Statement sets forth (i) each Company, (ii) such Company's state (or other jurisdiction) of organization, and (iii) the direct or indirect ownership of U.S. Borrower in such Company.

                  SECTION 6.2. CORPORATE AUTHORITY. U.S. Borrower has the right and power and is duly authorized and empowered to enter into, execute and deliver the Loan Documents to which it is a party and to perform and observe the provisions of the Loan Documents. The Loan Documents to which U.S. Borrower is a party have been duly authorized and approved by U.S. Borrower's Board of Directors (or other governing body) and are the valid and binding obligations of such Company, enforceable against such Company in accordance with their respective terms. The execution, delivery and performance of the Loan Documents will not conflict with nor result in any breach in any of the provisions of, or constitute a default under, or result in the creation of any Lien (other than Liens permitted under Section 5.9 of this Agreement) upon any assets or property of U.S. Borrower and Guarantor of Payment under the provisions of U.S. Borrower's Articles of Incorporation or Bylaws (or equivalent organizational, constitutional, as applicable to it, and governing documents) or any agreement to which such Company is a party or by which its assets are subject or bound, except to the extent such conflict or breach would not have a Material Adverse Effect.

                  SECTION 6.3. COMPLIANCE WITH LAWS. U.S. Borrower:

         (a) holds permits, certificates, licenses, orders, registrations, franchises, authorizations, and other approvals from federal, state, provincial, local, and foreign governmental and regulatory bodies necessary for the conduct of its business and is in compliance with all applicable laws applicable to it relating thereto, except to the extent the failure to do so would not have a Material Adverse Effect;

         (b) is in compliance with all federal, state, provincial, local, or foreign applicable statutes, rules, regulations, and orders applicable to it including, without limitation, those relating to environmental protection, occupational safety and health, and equal employment practices, except to the extent the failure to do so would not have a Material Adverse Effect; and

         (c) is not in violation of or in default under any agreement to which it is a party or by which its assets are subject or bound, except to the extent such violation or default would not have a Material Adverse Effect.

                  SECTION 6.4. LITIGATION AND ADMINISTRATIVE PROCEEDINGS. Except as disclosed on the Disclosure Statement, as to any of which, if determined adversely, would involve in excess of Two Hundred Fifty Thousand Dollars ($250,000) individually or in the aggregate respecting the assets, property, business, operations or condition (financial or otherwise) of any Company, there are (a) no lawsuits, actions, investigations, or other proceedings pending or threatened against any Company, or in respect of which any Company may have any liability, in any court or before any governmental authority, arbitration board, or other tribunal, (b) no orders, writs, injunctions, judgments, or decrees of any court or government agency or instrumentality to which any Company is a party or by which the property or assets of any Company are bound, and (c) no grievances, disputes, or controversies outstanding with any union or other organization of the employees of any Company, or threats of work stoppage, strike, or pending demands for collective bargaining.

                  SECTION 6.5. LOCATION. The Disclosure Statement sets forth (a) the location of the chief executive office and the principal place of business of U.S. Borrower, (b) each location where U.S. Borrower has places of business or maintains inventory, equipment or records concerning such Company's accounts, and (c) each state or other location where U.S. Borrower owns any real property.

                  SECTION 6.6. TITLE TO ASSETS. U.S. Borrower of Payment has good title to and ownership of all property it purports to own, which property is free and clear of all Liens, except those permitted under Section 5.7 hereto or under the Primary Credit Agreement.

                  SECTION 6.7. LIENS AND SECURITY INTERESTS. On and after the Original Closing Date, except for Liens permitted pursuant to Section 5.7 hereof or under the Primary Credit Agreement, (a) there is no financing statement or other evidence of a Lien outstanding covering any property (real or personal) of any U.S. Borrower or Guarantor of Payment other than a financing statement in favor of Agent, on behalf of the Banks; (b) there is no mortgage outstanding covering any real property of any U.S. Borrower or Guarantor of Payment; and (c) no real or personal property of any U.S. Borrower or Guarantor of Payment is subject to any security interest or Lien of any kind other than any security interest or Lien which may be granted to Agent, on behalf of the Banks. Except as set forth on the Disclosure Statement, no U.S. Borrower or Guarantor of Payment has entered into any contract or agreement which exists on or after the Original Closing Date that would prohibit Agent or the Banks from acquiring a security interest, mortgage or other Lien on, or a collateral assignment of, any of the property (real or personal) or assets of any U.S. Borrower or Guarantor of Payment.

                  SECTION 6.8. TAX RETURNS. All federal, state, provincial, local and, if applicable, foreign tax returns and other reports required by law to be filed in respect of the income, business, properties and employees of each Company have been filed and all taxes, assessments, fees and other governmental charges which are due and payable have been paid, except as otherwise permitted herein or the failure to do so does not and will not cause or result in a Material Adverse Effect. The provision for taxes on the books of each Company (including the Consolidated and individual accruals, as the case may be) is adequate for all years not closed by applicable statutes and for the current fiscal year.

                  SECTION 6.9. ENVIRONMENTAL LAWS. Each Company is in compliance with any and all Environmental Laws applicable to it, including, without limitation, all Environmental Laws in all jurisdictions in which any Company owns or operates, or has owned or operated, a facility or site, arranges or has arranged for disposal or treatment of hazardous substances, solid waste or other wastes, accepts or has accepted for transport any hazardous substances, solid waste or other wastes or holds or has held any interest in real property or otherwise, except to the extent failure to comply would not have a Material Adverse Effect. No litigation or proceeding arising under, relating to or in connection with any Environmental Law applicable to it is pending or, to the best knowledge of each Company, threatened, against any Company, any real property in which any Company holds or has held an interest or any past or present operation of any Company. No release, threatened release or disposal of hazardous waste, solid waste or other wastes is occurring, or has occurred (other than those that are currently being cleaned up in accordance with Environmental Laws applicable to it), on, under or to any real property in which any Company holds any interest or performs any of its operations, in violation of any Environmental Law applicable to it, except to the extent the same would not have a Material Adverse Effect. As used in this Section, "litigation or proceeding" means any demand, claim, notice, suit, suit in equity, action, administrative action, investigation or inquiry whether brought by any governmental authority or private Person or otherwise.

                  SECTION 6.10. CONTINUED BUSINESS. There exists no actual, pending, or, to U.S. Borrower's knowledge, any threatened termination, cancellation or limitation of, or any modification or change in the business relationship of any U.S. Borrower or Guarantor of Payment and any customer or supplier, or any group of customers or suppliers, whose purchases or supplies, individually or in the aggregate, are material to the business of any U.S. Borrower or Guarantor of Payment, and there exists no present condition or state of facts or circumstances which would affect any Company in any respect or prevent a Company from conducting such business or the transactions in substantially the same manner in which it was previously conducted, except to the extent the same would not cause a Material Adverse Effect.

                  SECTION 6.11. EMPLOYEE BENEFITS PLANS.

(a) As to U.S. Borrower, the Disclosure Statement identifies each Plan. No ERISA Event has occurred or is expected to occur with respect to a U.S. Plan. Full payment has been made of all amounts which a Controlled Group member is required, under applicable law or under the governing documents, to have been paid as a contribution to or a benefit under each Plan. The liability of each Controlled Group member with respect to each Plan has been fully funded based upon reasonable and proper actuarial assumptions, has been fully insured, or has been fully reserved for on its financial statements. No changes have occurred or are expected to occur that would cause a material increase in the cost of providing benefits under the Plan. With respect to each Plan that is intended to be qualified under Code Section 401(a): (a) the Plan and any associated trust operationally comply in all material respects with the applicable requirements of Code Section 401(a), (b) the Plan and any associated trust have been amended to comply with all such requirements as currently in effect, other than those requirements for which a retroactive amendment can be made within the "remedial amendment period" available under Code Section 401(b) (as extended under Treasury Regulations and other Treasury pronouncements upon which taxpayers may rely), (c) the Plan and any associated trust have received a favorable determination letter or will file for and subsequently receive a favorable determination letter, from the Internal Revenue Service stating that the Plan qualifies under Code

Section 401(a), that the associated trust qualifies under Code Section
501(a) and, if applicable, that any cash or deferred arrangement under the Plan qualifies under Code Section 401(k), unless the Plan was first adopted at a time for which the above-described "remedial amendment period" has not yet expired, (d) the Plan currently satisfies the requirements of Code Section 410(b), without regard to any retroactive amendment that may be made within the above-described "remedial amendment period", and (e) no contribution made to the Plan is subject to an excise tax under Code Section 4972. With respect to any Pension Plan, the "accumulated benefit obligation" of Controlled Group members with respect to the Pension Plan (as determined in accordance with Statement of Accounting Standards No. 87, "Employers' Accounting for Pensions") does not exceed the fair market value of Pension Plan assets. The aggregate potential amount of liability that would result if all Controlled Group members withdrew from all Multiemployer Plans in a "complete withdrawal" (within in the meaning of ERISA Section 4203) would not exceed Two Hundred Fifty Thousand Dollars ($250,000).

                  SECTION 6.12. CONSENTS OR APPROVALS. No consent, approval or authorization of, or filing, registration or qualification with, any governmental authority or any other Person is required to be obtained or completed by any U.S. Borrower in connection with the execution, delivery or performance of any of the Loan Documents, which has not already been obtained or completed.

                  SECTION 6.13. SOLVENCY. U.S. Borrower has received consideration which is the reasonable equivalent value of the obligations and liabilities that U.S. Borrower has incurred to the banks. U.S. Borrower is not insolvent as defined in any applicable state or federal statute, nor will U.S. Borrower be rendered insolvent by the execution and delivery of the loan documents to agent and the banks. U.S. Borrower is not engaged or about to engage in any business or transaction for which the assets retained by it are or will be an unreasonably small amount of capital, taking into consideration the obligations to agent and the banks incurred hereunder. U.S. Borrower does not intend to, nor does it believe that it will, incur debts beyond its ability to pay such debts as they mature.

                  SECTION 6.14. FINANCIAL STATEMENTS. The Consolidated financial statements of U.S. Borrower for the fiscal year ended June 30, 2001 and the interim financial statements for the fiscal quarter ended March 31, 2002, furnished to Agent and the Banks, are true and complete, have been prepared in accordance with GAAP, and fairly present the financial condition of U.S. Borrower and its Subsidiaries as of the dates of such financial statements and the results of their operations for the periods then ended. Since the dates of those statements, except as set forth on the Disclosure Statement, there has been no material adverse change in any Company's financial condition, properties or business.

                  SECTION 6.15. REGULATIONS. U.S. Borrower is not engaged principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any "margin stock" (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System of the United States of America). Neither the granting of any Loan (or any conversion thereof) nor the use of the proceeds of any Loan will violate, or be inconsistent with, the provisions of Regulation U or X of said Board of Governors.

                  SECTION 6.16. MATERIAL AGREEMENTS. Except as disclosed on Disclosure Statement hereto, no U.S. Borrower or Guarantor of Payment is a party to any (a) debt instrument; (b) lease (capital, operating or otherwise), whether as lessee or lessor thereunder; (c) contract, EXIM Commitment, agreement, or other arrangement involving the purchase or sale of any inventory by it, or the license of any right to or by it; (d) contract, EXIM Commitment, agreement, or other arrangement with any of its "Affiliates" (as such term is defined in the Securities Exchange Act of 1934, as amended); (e) management or employment contract or contract for personal services with any of its Affiliates which is not otherwise terminable at will or on less than ninety (90) days' notice without liability; (f) collective bargaining agreement; or (g) other contract, agreement, understanding, or arrangement which, as to subsections (a) through
(f), above, if violated, breached, or terminated for any reason, would have or would be reasonably expected to have a Material Adverse Effect.

                  SECTION 6.17. INTELLECTUAL PROPERTY. Each U.S. Borrower and Guarantor of Payment owns, possesses, or has the right to use all of the patents, patent applications, trademarks, service marks, copyrights, licenses, and rights with respect to the foregoing necessary for the conduct of its business without any known conflict with the rights of others except to the extent the failure to have any such licenses or rights would not have a Material Adverse Effect. The Disclosure Statement sets forth all intellectual property owned by each U.S. Borrower and Guarantor of Payment, setting forth in detail a description of such intellectual property and the owner thereof.

                  SECTION 6.18. INSURANCE. Each U.S. Borrower and Guarantor of Payment maintains with financially sound and reputable insurers insurance with coverage and limits as required by law and as is customary with persons engaged in the same businesses as the Companies. The Disclosure Statement sets forth all insurance carried by each U.S. Borrower and Guarantor of Payment, setting forth in detail the amount and type of such insurance.

                  SECTION 6.19. ACCURATE AND COMPLETE STATEMENTS. Neither the Loan Documents nor any written statement made by any Company in connection with any of the Loan Documents contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained therein or in the Loan Documents not misleading. After due inquiry by U.S. Borrower, there is no known fact that any Company has not disclosed to Agent and the Banks which has or would have a Material Adverse Effect.

                  SECTION 6.20. INDENTURE. (a) No Event of Default (as defined in the Indenture) or Default (as defined in the Indenture) exists, nor will any such Event of Default or Default exist immediately after the granting of any Loan, under the Indenture or any agreement executed by U.S. Borrower in connection therewith; and (b) this Agreement is the "Credit Facility" as defined in the Indenture or is otherwise permitted under Section 4.03(a)(ix) of the Indenture.

                  SECTION 6.21. NEW CREDIT FACILITY. This Agreement (a) shall constitute a portion of the "Credit Facility" (as defined in the Indenture) and
(b) is a subfacility under the Primary Credit Agreement.

                  SECTION 6.22. DEFAULTS. No Unmatured Event of Default or Event of Default exists hereunder, nor will any begin to exist immediately after the execution and delivery hereof.

                         ARTICLE VII. EVENTS OF DEFAULT

         Each of the following shall constitute an Event of Default hereunder:

                  SECTION 7.1. PAYMENTS. If the principal of or interest on any Note or any facility or other fee shall not be paid in full punctually when due and payable.

                  SECTION 7.2. SPECIAL COVENANTS. If any Company (to the extent applicable) shall (a) fail or omit to perform and observe Sections 5.1 or 5.5 to the extent material to the Companies taken as a whole, or (b) fail or omit to perform and observe in any respect Sections 5.6, 5.7, 5.8, 5.10, 5.11, 5.12, 5.17, 5.19, 5.20 or 5.21 hereof.

                  SECTION 7.3. OTHER COVENANTS. If any Company shall fail or omit to perform and observe any agreement or other provision (other than those referred to in Sections 7.1 or 7.2 hereof) contained or referred to in this Agreement or any Related Writing that is on such Company's part, as the case may be, to be complied with, and that Unmatured Event of Default shall not have been fully corrected within twenty (20) days after the giving of written notice thereof to U.S. Borrower or such Company by Agent or any Bank that the specified Unmatured Event of Default is to be remedied.

                  SECTION 7.4. REPRESENTATIONS AND WARRANTIES. If any representation, warranty or statement made in or pursuant to this Agreement or any Related Writing or any other material information furnished by any Company to the Banks or any thereof or any other holder of any Note, shall be false or erroneous in any material respect.

                  SECTION 7.5. CROSS DEFAULT. If there shall be an "Event of Default" under the Primary Credit Agreement (as "Event of Default" is defined therein) or if any Company shall (a) default in the payment of principal or interest due and owing upon any other obligation for borrowed money beyond any period of grace provided with respect thereto or in the performance or observance of any other agreement, term or condition contained in any agreement under which such obligation is created, if the effect of such default is to allow the acceleration of the maturity of such Indebtedness or to permit the holder thereof to cause such Indebtedness to become due prior to its stated maturity, or (b) otherwise be obligated to prepay, repay, redeem, defease or otherwise offer to prepay or repay prior to the stated maturity date thereof any such obligations including, without limitation, obligations under the Indenture or the notes issued pursuant thereto, provided the aggregate of all such obligations under (a) and (b) above for all Companies equals or exceeds Two Hundred Fifty Thousand Dollars ($250,000).

                  SECTION 7.6. ERISA DEFAULT. The occurrence of one or more ERISA Events which (a) the Required Banks determine could have a Material Adverse Effect, or (b) results in a Lien on any of the assets of U.S. Borrower or any U.S. Guarantor.

                  SECTION 7.7. CHANGE IN CONTROL. If any Change in Control shall occur.

                  SECTION 7.8. MONEY JUDGMENT. A final judgment or order for the payment of money shall be rendered against any Company by a court of competent jurisdiction, which remains unpaid or unstayed and undischarged for a period (during which execution shall not be effectively stayed) of thirty (30) days after the date on which the right to appeal has expired, provided that the aggregate of all such judgments, for all such Companies, shall exceed Two Hundred Fifty Thousand Dollars ($250,000).

                  SECTION 7.9. MATERIAL ADVERSE CHANGE. (a) The forced liquidation value of the collateral for the Debt, considered as an entirety, shall in the reasonable written opinion of Agent or the Required Banks delivered to U.S. Borrower substantially decline or (b) any other objective event or circumstance shall occur or exist after the Original Closing Date which, in the reasonable opinion of Agent or the Required Banks, (i) casts reasonable and substantial doubt upon any Borrower's ability to (A) repay all or any part of the Debt in accordance with its terms or (B) refinance the Debt, or (ii) has resulted in a Material Adverse Effect based upon (A) the most recent financial statements delivered pursuant to Section 5.3 hereof or (B) any other objective and verifiable event or circumstance.

                  SECTION 7.10. VALIDITY OF LOAN DOCUMENTS. (a) Any material provision, in the sole opinion of Agent, of any Loan Document shall at any time for any reason cease to be valid, binding and enforceable against U.S. Borrower;
(b) the validity, binding effect or enforceability of any Loan Document against U.S. Borrower or Guarantor of Payment shall be contested by any Company or any other Obligor; (c) U.S. Borrower or Guarantor of Payment shall deny that it has any or further liability or obligation thereunder; or (d) any Loan Document shall be terminated, invalidated or set aside, or be declared ineffective or inoperative or in any way cease to give or provide to Agent and the Banks the benefits purported to be created thereby.

                  SECTION 7.11. INDENTURE. If (a) an Event of Default (as defined in the Indenture) or Default (as defined in the Indenture) shall occur under the Indenture or any agreement executed by U.S. Borrower in connection therewith; or (b) this Agreement shall cease to be deemed the "Credit Facility" as defined in the Indenture or the facilities hereunder not be permitted under
Section 4.03(a)(ix) of the Indenture.

                  SECTION 7.12. SOLVENCY. If any Company shall (a) discontinue business, (b) generally not pay its debts as such debts become due, (c) make a general assignment for the benefit of creditors, (d) apply for or consent to the appointment of a receiver, a custodian, a trustee, an interim trustee or liquidator of all or a substantial part of its assets, (e) be adjudicated a debtor or have entered against it an order for relief under Title 11 of the United States Code, as the same may be amended from time to time, or other applicable statute for jurisdictions outside of the United States, as the case may be, (f) file a voluntary petition in bankruptcy or file a petition or an answer seeking reorganization or an arrangement with creditors or seeking to take advantage of any other law (whether federal, state or, if applicable, other jurisdiction) relating to relief of debtors, or admit (by answer, by default or otherwise) the material allegations of a petition filed against it in any bankruptcy, reorganization, insolvency or other proceeding (whether federal, state or, if applicable, other jurisdiction) relating to relief of debtors, (g) suffer or permit to continue unstayed and in effect for thirty (30) consecutive days any judgment, decree or order entered by a court of competent jurisdiction, which approves a petition seeking its reorganization or appoints a receiver, custodian, trustee, interim trustee or liquidator of all or a substantial part of its assets, or (h) take, or omit to take, any action in order thereby to effect any of the foregoing.

                      ARTICLE VIII. REMEDIES UPON DEFAULT

         Notwithstanding any contrary provision or inference herein or elsewhere,

                  SECTION 8.1. OPTIONAL DEFAULTS. If any Event of Default referred to in Section 7.1, 7.2., 7.3, 7.4, 7.5, 7.6, 7.7, 7.8, 7.9, 7.10 or
7.11 hereof shall occur, the Required Banks shall have the right, in their discretion, by directing Agent, on behalf of the Banks, to give written notice to U.S. Borrower, to:

         (a) terminate the EXIM Commitment and the credits hereby established, if not previously terminated, and, immediately upon such election, the obligations of Banks, and each thereof, to make any further Loan hereunder immediately shall be terminated, and/or

         (b) accelerate the maturity of all of the Debt (if the Debt is not already due and payable), whereupon all of the Debt shall become and thereafter be immediately due and payable in full without any presentment or demand and without any further or other notice of any kind, all of which are hereby waived by U.S. Borrower.

                  SECTION 8.2. AUTOMATIC DEFAULTS. If any Event of Default referred to in Section 7.12 hereof shall occur:

         (a) all of the EXIM Commitment and the credits hereby established shall automatically and immediately terminate, if not previously terminated, and no Bank thereafter shall be under any obligation to grant any further Loan, hereunder, and

         (b) the principal of and interest then outstanding on all Notes, and all of the Debt shall thereupon become and thereafter be immediately due and payable in full (if the Debt is not already due and payable), all without any presentment, demand or notice of any kind, which are hereby waived by U.S. Borrower.

                  SECTION 8.3. OFFSETS. If there shall occur or exist any Event of Default referred to in Section 7.12 hereof or if the maturity of the Notes is accelerated pursuant to Section 8.1 or 8.2 hereof, each Bank shall have the right at any time to set off against, and to appropriate and apply toward the payment of, any and all Debt then owing by U.S. Borrower to that Bank (including, without limitation, any participation purchased or to be purchased pursuant to Section 8.4 hereof), whether or not the same shall then have matured, any and all deposit balances and all other indebtedness then held or owing by that Bank to or for the credit or account of U.S. Borrower, all without notice to or demand upon U.S. Borrower or any other Person, all such notices and demands being hereby expressly waived by U.S. Borrower.

                  SECTION 8.4. EQUALIZATION PROVISION.

         (a) Each Bank agrees with the other Banks that if it, at any time, shall obtain any Advantage over the other Banks, or any thereof, in respect of the Debt, it shall purchase from such other Banks, for cash and at par, such additional participation in the Debt as shall be necessary to nullify the Advantage.

         (b) Each Bank further agrees with the other Banks that if it any time shall receive any payment for or on behalf of U.S. Borrower or any Indebtedness owing by U.S. Borrower to that Bank by reason of offset of any deposit or other Indebtedness, it will apply such payment first to any and all Indebtedness owing by U.S. Borrower to that Bank pursuant to this Agreement (including, without limitation, any participation purchased or to be purchased pursuant to this Section or any other Section of this Agreement). U.S. Borrower agrees that any Bank so purchasing a participation from the other Banks or any thereof pursuant to this Section may exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Bank was a direct creditor of U.S. Borrower in the amount of such participation.

                             ARTICLE IX. THE AGENT

         The Banks authorize PNC Bank, National Association and PNC Bank, National Association hereby agrees to act as agent for the Banks in respect of this Agreement upon the terms and conditions set forth elsewhere in this Agreement, and upon the following terms and conditions:

                  SECTION 9.1. APPOINTMENT AND AUTHORIZATION. Each Bank hereby irrevocably appoints and authorizes Agent to take such action, as agent on its behalf and to exercise such powers hereunder as are delegated to Agent by the terms hereof, together with such powers as are reasonably incidental thereto. Neither Agent nor any of its directors, officers, attorneys or employees shall be liable for any action taken or omitted to be taken by it or them hereunder or in connection herewith, except for its or their own gross negligence or willful misconduct.

                  SECTION 9.2. NOTE HOLDERS. Agent may treat the payee of any Note as the holder thereof until written notice of transfer shall have been filed with it, signed by such payee and in form satisfactory to Agent.

                  SECTION 9.3. CONSULTATION WITH COUNSEL. Agent may consult with legal counsel selected by it and shall not be liable for any action taken or suffered in good faith by it in accordance with the opinion of such counsel.

                  SECTION 9.4. DOCUMENTS. Agent shall not be under any duty to examine into or pass upon the validity, effectiveness, genuineness or value of any Loan Documents or any other Related Writing furnished pursuant hereto or in connection herewith or the value of any collateral obtained hereunder, and Agent shall be entitled to assume that the same are valid, effective and genuine and what they purport to be.

                  SECTION 9.5. AGENT AND AFFILIATES. With respect to the EXIM Loans, Agent shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not Agent, and Agent and its affiliates may accept deposits from, lend money to and generally engage in any kind of business with any Company or any affiliate thereof.

                  SECTION 9.6. KNOWLEDGE OF DEFAULT. It is expressly understood and agreed that Agent shall be entitled to assume that no Unmatured Event of Default or Event of Default has occurred and is continuing, unless Agent has been notified by a Bank in writing that such Bank believes that an Unmatured Event of Default or Event of Default has occurred and is continuing and specifying the nature thereof.

                  SECTION 9.7. ACTION BY AGENT. So long as Agent shall be entitled, pursuant to Section 9.6 hereof, to assume that no Unmatured Event of Default or Event of Default shall have occurred and be continuing, Agent shall be entitled to use its discretion with respect to exercising or refraining from exercising any rights which may be vested in it by, or with respect to taking or refraining from taking any action or actions which it may be able to take under or in respect of, this Agreement. Agent shall incur no liability under or in respect of this Agreement by acting upon any notice, certificate, warranty or other paper or instrument believed by it to be genuine or authentic or to be signed by the proper party or parties, or with respect to anything which it may do or refrain from doing in the reasonable exercise of its judgment, or which may seem to it to be necessary or desirable in the premises.

                  SECTION 9.8. NOTICES, DEFAULT, ETC. In the event that Agent shall have acquired actual knowledge of any Unmatured Event of Default or Event of Default, Agent shall promptly notify the Banks and shall take such action and assert such rights under this Agreement as the Required Banks shall direct and Agent shall inform the other Banks in writing of the action taken. Agent may take such action and assert such rights as it deems to be advisable, in its discretion, for the protection of the interests of the holders of the Notes.

                  SECTION 9.9. INDEMNIFICATION OF AGENT. The Banks agree to indemnify Agent (to the extent not reimbursed by U.S. Borrower), ratably according to their respective Applicable Commitment Percentages from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Agent in its capacity as agent in any way relating to or arising out of this Agreement or any Loan Document or any action taken or omitted by Agent with respect to this Agreement or any Loan Document, provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorney fees) or disbursements resulting from Agent's gross negligence, willful misconduct or from any action taken or omitted by Agent in any capacity other than as agent under this Agreement.

                  SECTION 9.10. SUCCESSOR AGENT. Agent may resign as agent hereunder by giving not fewer than thirty (30) days' prior written notice to U.S. Borrower and the Banks. If Agent shall resign under this Agreement, then either (a) the Required Banks shall appoint from among the Banks a successor agent for the Banks (with the consent of U.S.

Borrower so long as an Event of Default has not occurred and which consent shall not be unreasonably withheld), or (b) if a successor agent shall not be so appointed and approved within the thirty (30) day period following Agent's notice to the Banks of its resignation, then Agent shall appoint a successor agent who shall serve as agent until such time as the Required Banks appoint a successor agent. Upon its appointment, such successor agent shall succeed to the rights, powers and duties as agent, and the term "Agent" shall mean such successor effective upon its appointment, and the former agent's rights, powers and duties as agent shall be terminated without any other or further act or deed on the part of such former agent or any of the parties to this Agreement.

                            ARTICLE X. MISCELLANEOUS

                  SECTION 10.1. BANKS' INDEPENDENT INVESTIGATION. Each Bank, by its signature to this Agreement, acknowledges and agrees that Agent has made no representation or warranty, express or implied, with respect to the creditworthiness, financial condition, or any other condition of any Company or with respect to the statements contained in any information memorandum furnished in connection herewith or in any other oral or written communication between Agent and such Bank. Each Bank represents that it has made and shall continue to make its own independent investigation of the creditworthiness, financial condition and affairs of the Companies in connection with the extension of credit hereunder, and agrees that Agent has no duty or responsibility, either initially or on a continuing basis, to provide any Bank with any credit or other information with respect thereto (other than such notices as may be expressly required to be given by Agent to the Banks hereunder), whether coming into its possession before the granting of the first EXIM Loans hereunder or at any time or times thereafter.

                  SECTION 10.2. NO WAIVER; CUMULATIVE REMEDIES. No omission or course of dealing on the part of Agent, any Bank or the holder of any Note in exercising any right, power or remedy hereunder or under any of the Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder or under any of the Loan Documents. The remedies herein provided are cumulative and in addition to any other rights, powers or privileges held by operation of law, by contract or otherwise.

                  SECTION 10.3. AMENDMENTS, CONSENTS.

         (a) No amendment, modification, termination, or waiver of any provision of any Loan Document nor consent to any variance therefrom, shall be effective unless the same shall be in writing and signed by the Required Banks and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Anything herein to the contrary notwithstanding, in the event of such an amendment, modification, termination or waiver of any provision of any Loan Document or consent to any variance therefrom, the effect of which is included in any of items (i) through (vi) below, unanimous consent of the Banks shall be required to (i) increase the EXIM Commitment hereunder, (ii) extend the maturity of the Notes, the payment date of principal and interest thereunder, or the payment of facility or other fees or amounts payable hereunder, (iii) reduce the rate of interest on the Notes or any amount of principal or interest due on any Note or any facility or other fees hereunder or change the manner of pro rata application of payments made by U.S. Borrower to the Banks hereunder, (iv) change any percentage voting requirement, voting rights, or the definition of "Required Banks" in this Agreement, (v) release any Guarantor of Payment or any collateral securing any part of the Debt (other than any such release of collateral pursuant to a Permitted Disposition), or (vi) make any amendment to this Section 10.3 or Section 8.4 hereof. Notice of amendments or consents ratified by the Banks hereunder shall immediately be forwarded by U.S. Borrower to all Banks. Each Bank or other holder of a Note shall be bound by any amendment, waiver or consent obtained as authorized by this Section, regardless of its failure to agree thereto. Any amendment to this Agreement or any other Loan Document shall further require the consent of any U.S. Borrower that is a party thereto. Further, no Guarantor of Payment or collateral securing any part of the Debt shall be released other than as permitted in (v) above without the prior written consent of EXIM Bank.

         (b) In the event that Agent requests the consent of a Bank pursuant to this Section 10.3 and such Bank shall not respond or reply to Agent in writing within ten (10) days of delivery of such request, such Bank shall be deemed to have consented to matter that was the subject of the request. In the event that Agent requests the consent of a Bank pursuant to this Section 10.3 and such consent is denied, then Agent may, at its option, require such Bank to assign its interest in the EXIM Loans to any other Bank or Banks so designated by Agent or to any other Person designated by Agent (the "Designated Bank"), for a price equal to the then outstanding principal amount thereof plus accrued and unpaid interest and fees due such Bank, which interest and fees shall be paid when collected from U.S. Borrower. In the event Agent elects to require the Bank to assign its interest to a Designated Bank, Agent or the Designated Bank will so notify such Bank in writing within forty-five (45) days following such Bank's denial, and such Bank will assign its interest to the Designated Bank no later than five (5) days following receipt of such notice pursuant to a Commitment Transfer Supplement executed by such Bank, the Designated Lender and Agent.

                  SECTION 10.4. NOTICES. All notices, requests, demands and other communications provided for hereunder shall be in writing and, if to U.S. Borrower, mailed or delivered to it, addressed to it at the address specified on the signature pages of this Agreement, if to a Bank, mailed or delivered to it, addressed to the address of such Bank specified on the signature pages of this Agreement, or, as to each party, at such other address as shall be designated by such party in a written notice to each of the other parties. All notices, statements, requests, demands and other communications provided for hereunder shall be deemed to be given or made when delivered or forty-eight (48) hours after being deposited in the mails with postage prepaid by registered or certified mail, addressed as aforesaid, or sent by facsimile with telephonic confirmation of receipt.

                  SECTION 10.5. COSTS, EXPENSES AND TAXES. U.S. Borrower agrees to pay on demand all costs and expenses of Agent, including but not limited to,
(a) administration, travel and out-of-pocket expenses, including but not limited to attorneys' fees and expenses, of Agent in connection with the preparation, negotiation and closing of the Loan Documents and the administration of the Loan Documents, the collection and disbursement of all funds hereunder and the other instruments and documents to be delivered hereunder, (b) extraordinary expenses of Agent in connection with the administration of the Loan Documents and the other instruments and documents to be delivered hereunder, (c) the reasonable fees and out-of-pocket expenses of special counsel for the Banks, with respect to the foregoing, and of local counsel, if any, who may be retained by said special counsel with respect thereto, and (d) all costs and expenses of Agent and the Banks, including reasonable attorneys' fees, in connection with the restructuring or enforcement of the Debt, the Loan Documents or any Related Writing. U.S. Borrower shall pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution and delivery of the Loan Documents, and the other instruments and documents to be delivered hereunder, and agrees to hold Agent and each Bank harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes or fees.

                  SECTION 10.6. INDEMNIFICATION.

         (a) U.S. Borrower agrees to defend, indemnify and hold harmless Agent and the Banks from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorney fees) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Agent or any Bank in connection with any investigative, administrative or judicial proceeding (whether or not such Bank or Agent shall be designated a party thereto) or any other claim by any Person relating to or arising out of any EXIM Loan Document or any actual or proposed use of proceeds of the EXIM Loans or any of the Debt, or any activities of any Company or Obligor or any of their respective affiliates; provided that no Bank nor Agent shall have the right to be indemnified under this Section for its own gross negligence or willful misconduct as determined by a court of competent jurisdiction. All obligations provided for in this Section 10.6 shall survive any termination of this Agreement.

                  SECTION 10.7. OBLIGATIONS SEVERAL; NO FIDUCIARY OBLIGATIONS. The obligations of the Banks hereunder are several and not joint. Nothing contained in this Agreement and no action taken by Agent or the Banks pursuant hereto shall be deemed to constitute the Banks a partnership, association, joint venture or other entity. No default by any Bank hereunder shall excuse the other Banks from any obligation under this Agreement; but no Bank shall have or acquire any additional obligation of any kind by reason of such default. The relationship among U.S. Borrower and the Banks with respect to the EXIM Loan Documents and the Related Writings is and shall be solely that of debtors and creditors, respectively, and neither Agent nor any Bank has any fiduciary obligation toward any U.S. Borrower with respect to any such documents or the transactions contemplated thereby.

                  SECTION 10.8. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

                  SECTION 10.9. BINDING EFFECT; BORROWERS' ASSIGNMENT. This Agreement shall become effective when it shall have been executed by U.S. Borrower, Agent and each Bank and thereafter shall be binding upon and inure to the benefit of U.S. Borrower, Agent and each of the Banks and their respective successors and assigns, except that no U.S. Borrower shall have the right to assign its rights hereunder or any interest herein without the prior written consent of Agent and all of the Banks.

                  SECTION 10.10. BANK ASSIGNMENTS/PARTICIPATIONS.

         A. Assignments of EXIM Commitments. Each Bank shall have the right at any time or times to assign to another financial institution, without recourse, all or a percentage of all of the following: (a) that Bank's EXIM Commitment,
(b) all EXIM Loans made by that Bank, (c) that Bank's Notes, and (d) that Bank's interest in any participation purchased pursuant to subsection 4 of Section 2.1A or 8.4 hereof; In the case of each assignment under this Agreement after the initial syndication of the EXIM Commitment, the assignor and the assignee shall comply with the following requirements:

            (i) Prior Consent. No assignment may be consummated pursuant to this
         Section 10.10 without the prior written consent of U.S. Borrower and Agent (other than an assignment by any Bank to any affiliate of such Bank which affiliate is either wholly-owned by such Bank or is wholly-owned by a Person that wholly owns, either directly or indirectly, such Bank), which consent of U.S. Borrower and Agent shall not be unreasonably withheld; provided, however, that, U.S. Borrower's consent shall not be required if, at the time of the proposed assignment, any Unmatured Event of Default or Event of Default shall then exist. Anything herein to the contrary notwithstanding, any Bank may at any time make a collateral assignment of all or any portion of its rights under the Loan Documents to a Federal Reserve Bank, and no such assignment shall release such assigning Bank from its obligations hereunder;

            (ii) Minimum Amount. Each such assignment shall be in a minimum amount of the lesser of One Million Dollars ($1,000,000) of the assignor's EXIM Commitment and interest herein or the entire amount of the assignor's EXIM Commitment and interest herein and shall otherwise comply with the requirements of the Primary Credit Agreement;

            (iii) Assignment Fee; Assignment Agreement. Unless the assignment shall be to an affiliate of the assignor or the assignment shall be due to merger of the assignor or for regulatory purposes, either the assignor or the assignee shall remit to Agent, for its own account, an administrative fee of Two Thousand Five Hundred Dollars ($2,500). Unless the assignment shall be due to merger of the assignor or a collateral assignment for regulatory purposes, the assignor shall (A) cause the assignee to execute and deliver to U.S. Borrower and Agent an Assignment Agreement, and (B) execute and deliver, or cause the assignee to execute and deliver, as the case may be, to Agent such additional amendments, assurances and other writings as Agent may reasonably require; and

            (iv) Non-U.S. Assignee. If the assignment is to be made to an assignee which is organized under the laws of any jurisdiction other than the United States or any state thereof, the assignor Bank shall cause such assignee, at least five (5) Business Days prior to the effective date of such assignment, (A) to represent to the assignor Bank (for the benefit of the assignor Bank, Agent and U.S. Borrower) that under applicable law and treaties no taxes will be required to be withheld by Agent, U.S. Borrower or the assignor with respect to any payments to be made to such assignee in respect of the EXIM Loans hereunder, (B) to furnish to the assignor (and, in the case of any assignee registered in the Register (as defined below), Agent and U.S. Borrower) either (1) U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 or (2) United States Internal Revenue Service Form W-8 or W-9, as applicable (wherein such assignee claims entitlement to complete exemption from U.S. federal withholding tax on all interest payments hereunder), and (C) to agree (for the benefit of the assignor, Agent and U.S. Borrower) to provide the assignor Bank (and, in the case of any assignee registered in the Register, Agent and U.S. Borrower) a new Form 4224 or Form 1001 or Form W-8 or W-9, as applicable, upon the expiration or obsolescence of any previously delivered form and comparable statements in accordance with applicable U.S. laws and regulations and amendments duly executed and completed by such assignee, and to comply from time to time with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

         Upon satisfaction of the requirements specified in clauses (i) through
(iv) above, U.S. Borrower shall execute and deliver (A) to Agent, the assignor and the assignee, any consent or release (of all or a portion of the obligations of the assignor) required to be delivered by U.S. Borrower in connection with the Assignment Agreement, and (B) to the assignee, an appropriate Note or Notes. After delivery of the new Note or Notes, the assignor's Note or Notes being replaced shall be returned to U.S. Borrower marked "replaced".

         Upon satisfaction of the requirements set forth in (i) through (iv), and any other condition contained in this Section 10.10A, (A) the assignee shall become and thereafter be deemed to be a "Bank" for the purposes of this Agreement, (B) in the event that the assignor's entire interest has been assigned, the assignor shall cease to be and thereafter shall no longer be deemed to be a "Bank" and (C) the signature pages hereto and SCHEDULE 1 hereof shall be automatically amended, without further action, to reflect the result of any such assignment.

         Agent shall maintain at its address referred to in Section 10.4 hereof a copy of each Assignment Agreement delivered to it and a register (the "Register") for the recordation of the names and addresses of the Banks and the EXIM Commitment of, and principal amount of the EXIM Loans owing to, each Bank from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and U.S. Borrower, Agent and the Banks may treat each financial institution whose name is recorded in the Register as the owner of the EXIM Loan recorded therein for all purposes of this Agreement. The Register shall be available for inspection by any U.S. Borrower or Bank at any reasonable time and from time to time upon reasonable prior notice.

         Notwithstanding anything to the contrary contained herein, Agent and the Banks may at any time without U.S. Borrower's consent transfer all or part of the interests herein to EXIM Bank.

         B. Sale of Participations. Each Bank shall have the right at any time or times, without the consent of Agent or any U.S. Borrower, to sell one or more participations or sub-participations to a financial institution, as the case may be, in all or any part of (a) that Bank's EXIM Commitment, (b) that Bank's Applicable EXIM Commitment Percentage, (c) any EXIM

Loan made by that Bank, (d) any EXIM Note delivered to that Bank pursuant to this Agreement, and (e) that Bank's interest in any participation, if any, purchased pursuant to Section 2.1A or 8.4 hereof or this Section l0.l0B.

         The provisions of Article III and Section 10.6 shall inure to the benefit of each purchaser of a participation or sub-participation and Agent shall continue to distribute payments pursuant to this Agreement as if no participation has been sold.

         If any Bank shall sell any participation or sub-participation, that Bank shall, as between itself and the purchaser, retain all of its rights (including, without limitation, rights to enforce against U.S. Borrower the Loan Documents and the Related Writings) and duties pursuant to the Loan Documents and the Related Writings, including, without limitation, that Bank's right to approve any waiver, consent or amendment pursuant to Section 10.3, except if and to the extent that any such waiver, consent or amendment would:

                  (i) reduce any fee or commission allocated to the participation or sub-participation, as the case may be,

                  (ii) reduce the amount of any principal payment on any Loan allocated to the participation or sub-participation, as the case may be, or reduce the principal amount of any Loan so allocated or the rate of interest payable thereon, or

                  (iii) extend the time for payment of any amount allocated to the participation or subparticipation, as the case may be.

         No participation or sub-participation shall operate as a delegation of any duty of the seller thereof. Under no circumstance shall any participation or sub-participation be deemed a novation in respect of all or any part of the seller's obligations pursuant to this Agreement.

                  SECTION 10.11. SEVERABILITY OF PROVISIONS; CAPTIONS. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. The several captions to Sections and subsections herein are inserted for convenience only and shall be ignored in interpreting the provisions of this Agreement.

                  SECTION 10.12. ENTIRE AGREEMENT. This Agreement, any EXIM Note and any other EXIM Loan Document or other agreement, document or instrument attached hereto or executed on or as of the Original Closing Date integrate all the terms and conditions mentioned herein or incidental hereto and supersede all oral representations and negotiations and prior writings with respect to the subject matter hereof.

                  SECTION 10.13. GOVERNING LAW; SUBMISSION TO JURISDICTION. This Agreement, each of the Notes and any Related Writing shall be governed by and construed in accordance with the laws of the State of Ohio (except as to the filing of financing statements or their equivalent outside of the State of Ohio, in which case the laws of the filing jurisdiction shall apply) and the respective rights and obligations of U.S. Borrower and the Banks shall be governed by Ohio law, without regard to principles of conflict of laws. Each U.S. Borrower hereby irrevocably submits to the non-exclusive jurisdiction of any Ohio state or federal court sitting in Cleveland, Ohio, over any action or proceeding arising out of or relating to this Agreement, the Debt or any Related Writing, and each U.S. Borrower hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such Ohio state or federal court. U.S. Borrower, on behalf of itself and its Subsidiaries, hereby irrevocably waives, to the fullest extent permitted by law, any objection it may now or hereafter have to the laying of venue in any action or proceeding in any such court as well as any right it may now or hereafter have to remove such action or proceeding, once commenced, to another court on the grounds of FORUM NON CONVENIENS or otherwise. Each U.S. Borrower agrees that a final, nonappealable judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

                  SECTION 10.14. LEGAL REPRESENTATION OF PARTIES. The EXIM Loan Documents were negotiated by the parties with the benefit of legal representation and any rule of construction or interpretation otherwise requiring this Agreement or any other Loan Document to be construed or interpreted against any party shall not apply to any construction or interpretation hereof or thereof.

                  SECTION 10.15. CONFLICTS; FURTHER ASSURANCES.

           In the event of a conflict between this Agreement and the Borrower Agreement or the Master Guarantee Agreement, the Borrower Agreement or the Master Guarantee Agreement, respectively, shall control. In the event any modification of this Agreement is requested to ensure compliance with Agent's agreements with EXIM Bank, with EXIM Bank's requirements, or with Agent's standard policies and procedures for EXIM Bank guaranteed loans, or to address or eliminate a conflict between this Agreement and any Related Writing or the Master Guarantee Agreement, U.S. Borrower agrees to reasonably cooperate with Agent, including executing any document or instrument necessary to comply with Agent's request.

                  SECTION 10.16. JURY TRIAL WAIVER.

           EACH U.S. BORROWER, AGENT AND EACH OF THE BANKS WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG U.S. BORROWER, AGENT AND THE BANKS, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO. THIS WAIVER SHALL NOT IN ANY WAY AFFECT, WAIVE, LIMIT, AMEND OR MODIFY AGENT'S OR ANY BANK'S ABILITY TO PURSUE REMEDIES PURSUANT TO ANY CONFESSION OF JUDGMENT OR COGNOVIT PROVISION CONTAINED IN ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT AMONG U.S. BORROWER, AGENT AND THE BANKS, OR ANY THEREOF.

                                              U.S. BORROWER:

Address: 32000 Aurora Road                    ADVANCED LIGHTING
         Solon, Ohio 44139                        TECHNOLOGIES, INC.
         Attention: Chief Financial Officer
                                              By:    /s/  Steven C. Potts
                                                  ------------------------------
                                              Title: Chief Financial Officer
                                                    ---------------------------
                                              AGENT AND THE BANKS:

Address: PNC Bank, National Association       PNC BANK, NATIONAL
         2 PNC Plaza                              ASSOCIATION, as Agent and
         620 Liberty Avenue, 18th Floor           as a Bank
         Pittsburgh, PA  15222
         Attention: Richard Muse, Jr.
                                              By:    /s/  Douglas A. Hoffman
                                                  ------------------------------
                                              Title: Vice President
                                                    ---------------------------

                                              SOVEREIGN BANK


                                              By:    /s/  James A. Bleakly, Jr.
                                                 ------------------------------
                                              Title: Vice President
                                                    ---------------------------

                                              NATIONAL CITY COMMERCIAL FINANCE,
                                              INC.


                                              By:    /s/  Dennis Hatvany
                                                  ------------------------------
                                              Title: Vice President
                                                    ---------------------------

                                   SCHEDULE I

----------------------------------------------------------------------------
                                                               EXIM
                                                            Revolving
                                                              Credit
            Financial                 Commitment            Commitment
           Institution                 Percentage             Amount
----------------------------------- ------------------ ---------------------

PNC Bank, National Association           50%               $2,000,000
----------------------------------- ------------------ ---------------------

National City Commercial Finance,        25%               $1,000,000
Inc.
----------------------------------- ------------------ ---------------------

Sovereign Bank                           25%               $1,000,000
----------------------------------- ------------------ ---------------------

Total                                   100%               $4,000,000
----------------------------------- ------------------ ---------------------

Maximum EXIM Revolving Credit                              $4,000,000
Commitment Amount
----------------------------------- ------------------ ---------------------

                                    EXHIBIT A

                           REVOLVING EXIM CREDIT NOTE

$_________                                                      Cleveland, Ohio
                                                       As of ____________, 2002


         FOR VALUE RECEIVED, the undersigned, ADVANCED LIGHTING TECHNOLOGIES, INC. ("U.S. Borrower") promises to pay on the last day of the Commitment Period, as defined in the Credit Agreement (as hereinafter defined), to the order of ______________________ ("Bank") at the Main Office of PNC BANK, NATIONAL ASSOCIATION, as Agent, 2 PNC Plaza, 620 Liberty Avenue, Pittsburgh, PA 15222, the principal sum of

..............................................................           DOLLARS

or the aggregate unpaid principal amount of all Revolving EXIM Loans made by Bank to U.S. Borrower pursuant to subsection 1 of Section 2.1A of the Export Credit Agreement, whichever is less, in lawful money of the United States of America. As used herein, "Export Credit Agreement" means the Export Credit Agreement dated as of _____________, 2002, among U.S. Borrower, the banks named therein and PNC Bank, National Association, as Agent, as amended as of the date hereof and as amended, restated, supplemented or otherwise modified from time to time hereafter. Capitalized terms used herein shall have the meanings ascribed to them in the Export Credit Agreement.

         U.S. Borrower also promises to pay interest on the unpaid principal amount of each Revolving EXIM Loan from time to time outstanding, from the date of such Revolving EXIM Loan until the payment in full thereof, at the rates per annum which shall be determined in accordance with the provisions of subsection 1 of Section 2.1A of the Credit Agreement. Such interest shall be payable on each date provided for in such subsection 1 of Section 2.1A; provided, however, that interest on any principal portion which is not paid when due shall be payable on demand.

         The principal sum of U.S. Base Rate Loans under the Export Credit Agreement, and payments of principal of any thereof, shall be shown on the records of Bank by such method as Bank may generally employ; provided, however, that failure to make any such entry shall in no way detract from U.S. Borrower's obligations under this Note.

         If this Note shall not be paid at maturity, whether such maturity occurs by reason of lapse of time or by operation of any provision for acceleration of maturity contained in the Export Credit Agreement, the principal hereof and the unpaid interest thereon shall bear interest, until paid, at a rate per annum equal to the Default Rate. All payments of principal of and interest on this Note shall be made in immediately available funds.

         This Note is one of the Revolving EXIM Credit Notes referred to in the Export Credit Agreement. Reference is made to the Export Credit Agreement for a description of the right of the undersigned to anticipate payments hereof, the right of the holder hereof to declare this Note due prior to its stated maturity, and other terms and conditions upon which this Note is issued. The Export Credit Agreement is a subfacility of the Primary Credit Agreement (as defined in the Export Credit Agreement).

         Except as expressly provided in the Export Credit Agreement, U.S. Borrower expressly waives presentment, demand, protest and notice of any kind.

         The undersigned authorizes any attorney at law at any time or times after the maturity hereof (whether maturity occurs by lapse of time or by acceleration) to appear in any state or federal court of record in the United States of America, to waive the issuance and service of process, to admit the maturity of this Note and the nonpayment thereof when due, to confess judgment against the undersigned in favor of the holder of this Note for the amount then appearing due, together with interest and costs of suit, and thereupon to release all errors and to waive all rights of appeal and stay of execution. The foregoing warrant of attorney shall survive any judgment, and if any judgment be vacated for any reason, the holder hereof nevertheless may thereafter use the foregoing warrant of attorney to obtain an additional judgment or judgments against the undersigned. The undersigned agrees that Agent or the Banks' attorney may confess judgment pursuant to the foregoing warrant of attorney. The undersigned further agrees that the attorney confessing judgment pursuant to the foregoing warrant of attorney may receive a legal fee or other compensation from Agent or the Banks.

                                   ADVANCED LIGHTING TECHNOLOGIES,
                                     INC.


                                   By:
                                      -----------------------------------------
                                   Title:
                                         --------------------------------------



================================================================================
"WARNING - BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT OR ANY OTHER CAUSE."
================================================================================

                                    EXHIBIT E

                                 NOTICE OF LOAN

                                            ______________________________, 20__




PNC Bank, National Association
2 PNC Plaza
620 Liberty Avenue, 18th Floor
Pittsburg, PA 15222

Attention:__________________

Ladies and Gentlemen:

         The undersigned, Advanced Lighting Technologies, Inc. ("U.S. Borrower"), refers to the Export Credit Agreement, dated as of ______, 2002 ("Credit Agreement", the terms defined therein being used herein as therein defined), among the undersigned, the Banks, as defined in the Credit Agreement, and PNC Bank, National Association, as Agent, and hereby gives you notice, pursuant to Section 2.1 of the Credit Agreement that the undersigned hereby requests a EXIM Loan under the Export Credit Agreement, and in connection therewith sets forth below the information relating to the EXIM Loan (the "Proposed Loan") as required by Section 2.1 of the Credit Agreement:

         (a)      The Business Day of the Proposed Loan is ________________,
                  2002.

         (b)      The amount of the Proposed Loan is $______________________.

         The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Loan:

                           (i) the representations and warranties contained in each Loan Document are correct in all material respects, before and after giving effect to the Proposed Loan and the application of the proceeds therefrom, as though made on and as of such date;

                           (ii) no event has occurred and is continuing, or would result from such Proposed Loan, or the application of proceeds therefrom, which constitutes an Unmatured Event of Default or Event of Default; and

                           (iii) the conditions set forth in Section 2.2 and
         Article IV of the Credit Agreement have been satisfied.


                             Very truly yours,

                             ADVANCED LIGHTING TECHNOLOGIES, INC.


                             By:
                                ------------------------------------------------
                             Name:
                                  ----------------------------------------------
                             Title:
                                   ---------------------------------------------

                                    EXHIBIT F

                           U.S. BORROWERS' CERTIFICATE

                            [TO BE PROVIDED BY BANK]